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                                      ELXSI
                                   (Borrower)

                                       and


                 ORANGE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
                                    (Issuer)


                                 LOAN AGREEMENT


                         Dated as of September 24, 1997


                                   Relating to
                                   $2,500,000
                 Orange County Industrial Development Authority,
                      Industrial Development Revenue Bonds
                          (ELXSI Project), Series 1997


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ALL RIGHTS OF THE ISSUER  UNDER THIS  AGREEMENT  (EXCEPT  FOR  CERTAIN  RESERVED
RIGHTS) HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE HOLDERS OF THE BONDS UNDER A TRUST INDENTURE DATED AS OF SEPTEMBER 24, 1997, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I    DEFINITIONS AND RULES OF CONSTRUCTION.............................3

             Section 1.1   Definitions.........................................3
             Section 1.2   Rules of Construction..............................14

ARTICLE II   REPRESENTATIONS..................................................16

             Section 2.1   Representations by the Issuer......................16
             Section 2.2   Representations, Warranties and Covenants
                           by the Borrower....................................17

ARTICLE III  ACQUISITION OF THE PROJECT.......................................20

             Section 3.1   Agreement as to Acquisition of the Project.........20
             Section 3.2   Borrower to Obtain Approvals Required for
                           the Project and the Plant..........................20
             Section 3.3   Plans and Specifications...........................20

ARTICLE IV   ISSUANCE OF THE BONDS; COMPLETION DATE...........................21

             Section 4.1   Agreement to Issue the Bonds.......................21
             Section 4.2   Disbursements from the Project Fund................21
             Section 4.3   Certificate as to Completion.......................21
             Section 4.4   Reserved...........................................21
             Section 4.5   Borrower Required to Pay in Event Project
                           Fund Insufficient..................................21
             Section 4.6   No Third Party Beneficiary.........................22
             Section 4.7   Rebate Provisions..................................22
             Section 4.8   Arbitrage Certifications and Covenants.............22
ARTICLE V    LOAN BY THE ISSUER TO THE BORROWER; REPAYMENT....................23

             Section 5.1   Loan by the Issuer; Repayment......................23
             Section 5.2   No Set Off.........................................23
             Section 5.3   Prepayments........................................24
             Section 5.4   Credits Against the Note...........................24

ARTICLE VI   MAINTENANCE AND MODIFICATIONS; TAXES AND UTILITY CHARGES;
             INSURANCE AND EMINENT DOMAIN.....................................25

             Section 6.1   Maintenance and Modification of the Plant by
                           Borrower...........................................25
             Section 6.2   Taxes and Utility Charges..........................25
             Section 6.3   Title Insurance and Survey.........................26

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

             Section 6.4   Casualty and Liability Insurance Required..........26
             Section 6.5   General Requirements Applicable to Insurance.......27
             Section 6.6   Advances by the Bondholder or the Trustee..........28
             Section 6.7   Borrower to Make up Deficiency in Insurance
                           Coverage...........................................28
             Section 6.8   Eminent Domain.....................................28
             Section 6.9   Application of Net Proceeds of Insurance and
                           Eminent Domain.....................................29
             Section 6.10  Parties to Give Notice.............................30

ARTICLE VII  SPECIAL COVENANTS................................................31

             Section 7.1   Access to the Plant and Inspection.................31
             Section 7.2   Further Assurances and Corrective
                           Instruments; Survey................................31
             Section 7.3   Recording and Filing; Other Instruments............31
             Section 7.4   Notice of Event of Taxability......................32
             Section 7.5   Administrative Expenses. ..........................32
             Section 7.6   Covenants with Respect to Tax Exemption............32
             Section 7.7   Financial Covenants................................33
             Section 7.8   Release and Indemnification Covenants..............34
             Section 7.9   Encumbrance Covenants..............................36
             Section 7.10  Financial Statements...............................37
             Section 7.11  Indebtedness.......................................38
             Section 7.12  Additional Information.............................38
             Section 7.13  Restricted Payments ...............................38
             Section 7.14  Sale of Assets.....................................39
             Section 7.15  Litigation.........................................39
             Section 7.16  Patents, Trademarks................................39
             Section 7.17  Default Certificates...............................40
             Section 7.18  Notification to Trustee............................40
             Section 7.19  Books of Record and Account........................40
             Section 7.20  Observe Laws.......................................40
             Section 7.21  Acceptance of Indenture............................40
             Section 7.22  Reserved...........................................40
             Section 7.23  Merger, Purchase and Sale..........................41
             Section 7.24  Changes in Control.................................41
             Section 7.25  ERISA..............................................41
             Section 7.26  Notice of Plan Events, Termination and Litigation..41
             Section 7.27  Plan Annual Reports................................42
             Section 7.28  Plan Liabilities...................................42
             Section 7.29  Notice of Adoption of Plan.........................42
             Section 7.30  Guaranties.........................................42
             Section 7.31  Subsidiaries.......................................43
             Section 7.32  Leases.............................................43
             Section 7.33  Unconditional Purchase Options.....................43
             Section 7.34  Use Of Proceeds....................................43

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

             Section 7.35  Transactions with Related Parties..................43
             Section 7.36  Borrower's and Subsidiaries' Stock.................43

ARTICLE VIII ASSIGNMENT, LEASING, SELLING AND ENCUMBERING.....................44

             Section 8.1   Assignment of Loan Agreement, Sale or
                           Encumbering of Plant by the Borrower...............44
             Section 8.2   Restrictions on Transfer of Issuer's Rights.  .....44
             Section 8.3   Assignment by the Issuer...........................44

ARTICLE IX   EVENTS OF DEFAULT AND REMEDIES...................................45

             Section 9.1   Events of Default Defined..........................45
             Section 9.2   Remedies on Default................................46
             Section 9.3   Application of Amounts Realized in
                           Enforcement of Remedies............................47
             Section 9.4   No Remedy Exclusive................................47
             Section 9.5   Agreement to Pay Attorneys' Fees and Expenses......47

ARTICLE X    PREPAYMENTS......................................................49

             Section 10.1  Optional Prepayments...............................49
             Section 10.2  Mandatory Prepayments..............................49
             Section 10.3  Other Mandatory Prepayments........................50

ARTICLE XI   MISCELLANEOUS....................................................51

             Section 11.1  References to the Bonds Ineffective
                           After Bonds Paid...................................51
             Section 11.2  No Implied Waiver..................................51
             Section 11.3  Issuer Representative..............................51
             Section 11.4  Borrower Representative............................51
             Section 11.5  Notices............................................51
             Section 11.6  If Payment or Performance Date is not a
                           Business Day.......................................52
             Section 11.7  Binding Effect.....................................52
             Section 11.8  Severability.......................................52
             Section 11.9  Amendments, Changes and Modifications..............52
             Section 11.10 Execution in Counterparts..........................53
             Section 11.11 Applicable Law.....................................53
             Section 11.12 No Charge Against Issuer Credit....................53
             Section 11.13 Issuer Not Liable..................................53
             Section 11.14 Expenses...........................................53
             Section 11.15 Amounts Remaining with the Trustee.................53

Signatures.................................................................55-56

EXHIBIT A - FORM OF NOTE
EXHIBIT B -THE NEW FACILITY SITE
EXHIBIT C - THE EXISTING FACILITY SITE
EXHIBIT D - SCHEDULE OF INDEBTEDNESS

                                 LOAN AGREEMENT


         This LOAN AGREEMENT, dated as of September 24, 1997 between ORANGE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic and a public instrumentality duly created and existing under and by virtue of the laws of the State of Florida (the "Issuer"), and ELXSI, a California corporation (the "Borrower").

                              W I T N E S S E T H:

                                    RECITALS

         1. The Issuer is authorized and empowered by Parts II and III of Chapter 159, Florida Statutes, as amended from time to time (the "Enabling Act", as defined herein) to issue industrial development revenue bonds for the purpose of financing the cost of acquisition, construction, reconstruction, improvement, rehabilitation, renovation, expansion and enlargement, or additions to, furnishing and equipping of capital projects for industrial or manufacturing plants, including land, rights in land, buildings and other structures, machinery, equipment, appurtenances and facilities incidental thereto, and all improvements necessary or convenient therefor, and to lend the proceeds of the bonds for such purpose to any financially responsible party pursuant to a financing agreement providing for the repayment of the loan.

         2. The Borrower has applied to the Issuer for a loan to finance the Cost of Acquisition of the Project (as hereinafter defined).

         3. The Issuer has determined that the Project (as hereinafter defined) complies with the provisions of the Enabling Act and serves a public purpose by, among other things, increasing opportunities for gainful employment and advancing the economic prosperity and general welfare of the State of Florida and its people.

         4. The Issuer intends to issue its Orange County Industrial Development Authority, Industrial Development Revenue Bonds (ELXSI Project), Series 1997
(the "Bonds", as defined herein), pursuant to the Indenture (as hereinafter defined) in order to obtain funds to lend to the Borrower pursuant to this Loan Agreement. This Loan Agreement provides for the repayment by the Borrower of the loan contemplated hereunder and further provides that the loan shall be evidenced by the Note (as hereinafter defined) of the Borrower and that the loan and the Note shall be secured by a mortgage and security interest and certain other security pursuant to certain collateral documents being executed concurrently herewith.

         5. Pursuant to the Indenture, the Issuer has, inter alia, assigned and pledged the rights of the Issuer in, to and under the Note, the Mortgage (as hereinafter defined), the Security Agreement (as hereinafter defined), and the Environmental Agreement (as hereinafter defined), to the Trustee (as hereinafter defined) as security for the Bonds.

         6. As further security for the Bonds, the Borrower has caused the Guarantor (hereinafter defined) to guaranty the prompt payment of the Bonds and certain other amounts pursuant to the Guaranty (hereinafter defined).

         NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree, covenant, grant, pledge, assign, represent and warrant as follows (it being understood and agreed that any obligation of the Issuer for the payment of money shall not be a general obligation on its part and shall not constitute or give rise to a debt, liability or obligation, or constitute a pledge of the full faith and credit or the taxing power, of the Issuer, or of the State of Florida or of any political subdivision thereof, but shall be a special and limited obligation of the Issuer payable solely out of the revenues and proceeds pledged therefor):

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

         Section I.1 Definitions. In addition to words and terms elsewhere defined in this Loan Agreement the following words and terms shall have the following meanings:

         "Acquisition" when used in connection with the Project, shall mean, without limitation, the acquisition, construction, installation and equipping of the Project.

         "Additional Revolving Loan" means "Additional Revolving Loan" as such term is defined in the Amended and Restated Loan and Security Agreement dated as of December 30, 1996, between the Borrower and Bank of America Illinois as subsequently amended, supplemented, restated and modified.

         "Administrative  Expenses" shall mean the amounts  payable  pursuant to
Section 7.5 hereof by the Borrower to or for the account of the Issuer or the Trustee to provide for payment of the costs, expenses, including attorney's fees, incurred by the Issuer or the Trustee.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Amended and Restated Loan Agreement" shall mean the Amended and Restated Loan and Security Agreement dated as of December 30, 1996 between the Borrower and Bank of America Illinois, as such agreement may be supplemented, amended, restated or modified. If the Amended and Restated Loan Agreement expires or is terminated or, if all liabilities of Borrower thereunder have been paid in full, references to such agreement for defined terms shall be deemed references to such terms as defined on the date such agreement expires or is terminated.

         "Bankruptcy Code" shall mean 11 U.S.C ss.101 et seq., as amended.

         "Bickford's Business" shall mean "Bickford's Business" as such term is defined in the Amended and Restated Loan Agreement.

         "Bond" or "Bonds" shall mean the Orange County Industrial Development Authority, Industrial Development Revenue Bonds (ELXSI Project), Series 1997, authorized to be issued pursuant to a resolution of the Issuer in accordance with the Indenture in the aggregate principal amount of $2,500,000.00 including such Bonds issued in replacement for mutilated, destroyed, lost or stolen Bonds pursuant to Section 209 of the Indenture, and any amendments and supplements thereto, and any renewals and extensions thereof, permitted by the Indenture.

         "Bond Documents" shall mean, collectively, the Indenture, the Bonds, this Loan Agreement, the Note, the Mortgage, the Security Agreement, the Environmental Agreement, and the Tax Compliance Certificate of the Borrower, respectively.

         "Bondholder" or "holder" shall mean the initial holders and any future holders of the Bond or Bonds as registered on the books and records of the Bond Registrar pursuant to Section 206 of the Indenture.

         "Bond Fund" shall mean the fund created under Section 501 of the Indenture.

         "Bond Purchase Agreement" shall mean that certain Bond Purchase Agreement executed as of the date of issuance and delivery of the Bonds by and between the Issuer and the Bond Purchaser.

         "Bond Purchaser" shall mean Bank of America National Trust and Savings Association.

         "Borrower"  shall  mean  ELXSI,  a  California  corporation,   and  its
successors and assigns.

         "Borrower Representative" shall mean any one of the Persons at the time designated to act on behalf of the Borrower by written certificate furnished to the Issuer and the Trustee containing the specimen signatures of such Persons and signed by the Borrower.

         "Business Day" shall mean a day upon which banks in Chicago, Illinois and Orlando, Florida are open for the transaction of business of the nature required pursuant to this Loan Agreement and the Indenture.

         "Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

         "Cessation of Operation" shall mean that the Borrower has ceased, in the opinion of the Issuer and the Trustee, to operate the Project as a "project" within the meaning of the Enabling Act. A Cessation of Operation shall not be deemed to have occurred until 60 days shall have elapsed after written notice has been given to the Borrower by the Issuer or the Trustee that operations at the Project shall have ceased and the Borrower shall not have demonstrated to the satisfaction of the Issuer and the Trustee that the Borrower (or an assignee, lessee or buyer pursuant to Section 8.1 hereof) has resumed the operations of the Project as a "project" within the meaning of the Enabling Act or that the Borrower is, in good faith, seeking to arrange resumption of an economically reasonable operation of the Project as such a "project"; provided that a temporary shutdown due to a strike or other labor dispute, lack of fuel or similar occurrence shall not be deemed a Cessation of Operation.

         "Closing Date" means September 24, 1997.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and all Tax Regulations thereunder.

         "Completion Date" shall mean that date certified as provided in Section
4.3 hereof.

         "Consistent Basis" shall mean, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except as to any changes consented to by the Bond Purchaser.

         "Cost of Acquisition of the Project" shall mean all costs and allowances for the Acquisition of the Project which include, but are not limited to, all capital costs of the Project, including the following:

              (1) The Acquisition of the Project at the Project Site;

              (2) Preparation of the plans and specifications for the Project (including any preliminary study or plan of the Project or any aspect thereof), any labor, services, materials and supplies used or furnished in the Acquisition of the Project, the acquisition and installation necessary to provide utility services or other services and all real and tangible personal property deemed necessary by the Borrower in connection with the Project;

              (3) The fees for architectural, engineering, supervisory and consulting services in connection with Acquisition of the Project;

              (4) To the extent they shall not be paid by a contractor, the premiums of all insurance and surety and performance bonds required to be maintained in connection with the Acquisition of the Project;

              (5) Any fees and expenses incurred in connection with acquisition, perfection and protection of title to the Project Site and any fees and expenses incurred in connection with the preparation, recording or filing of such documents, instruments or financing statements as either the Borrower or the Issuer or the Trustee may deem desirable to perfect or protect the rights of the Issuer or the Trustee under this Loan Agreement, the Note, the Indenture, the Mortgage, the Environmental Agreement, the Security Agreement, and the Bonds;

              (6) The legal, accounting and financial advisory fees and expenses, filing fees, and printing and engraving costs incurred in connection with the authorization, issuance, sale and purchase of the Bonds, and the preparation of this Loan Agreement, the Note, the Indenture, the Mortgage, the Security Agreement, the Environmental Agreement, and the Bonds, and all other documents prepared in connection with the authorization, issuance and sale of the Bonds;

              (7) Interest prior to and during construction of the Project; and

              (8) Any administrative and processing or other fees and expenses charged by the Issuer or the State in connection with the Project to the Completion Date and any initial or acceptance fee and expenses charged by the Trustee in connection with the acceptance of the trusts under the Indenture.

         "Counsel" shall mean an attorney or a firm of attorneys acceptable to the Trustee, and may, but need not, be counsel to the Issuer or the Borrower.

         "County" shall mean Orange County, Florida.

         "County Commission" shall mean the Board of County Commissioners of Orange County, Florida.

         "Cues Business" shall mean "Cues Business" as such term is defined in the Amended and Restated Loan Agreement.

         "Date of Taxability" shall mean the earliest date as of which interest on any Bond shall be or have become includable in the gross income of any Bondholder or former Bondholder pursuant to a Determination of Taxability.

         "Depository Accounts" shall mean "Depository Accounts" as such term is defined in the Amended and Restated Loan Agreement.

         "Determination of Taxability" shall mean and shall be deemed to have occurred on the first to occur of the following:

              (a) on that date when the Borrower files any statement, supplemental statement or other tax schedule, return or document which discloses that an Event of Taxability, as hereinafter defined, shall have in fact occurred;

              (b) on that date when any Bondholder or former Bondholder notifies the Borrower or the Trustee that it has received a written opinion by an attorney or firm of attorneys of recognized standing on the subject of municipal bonds to the effect that an Event of Taxability shall have occurred unless, within one hundred twenty (120) days after receipt by the Borrower of such notification from the Trustee, any Bondholder or any former Bondholder, the Borrower shall obtain and deliver to the Trustee and each Bondholder and former Bondholder a favorable ruling or determination letter issued to or on behalf of the Borrower by the Commissioner or any District Director of the Internal Revenue Service (or any other government official exercising the same or a substantially similar function from time to time) to the effect that, after taking into consideration such facts as form the basis for the opinion that an Event of Taxability has occurred, an Event of Taxability shall not have occurred;

              (c) on that date when the Borrower shall be advised in writing by the Commissioner or any District Director of the Internal Revenue Service (or any other government official or agent exercising the same or a substantially similar function from time to time) that, based upon filings of the Borrower, or upon any review or audit of the Borrower, or upon any other ground whatsoever, an Event of Taxability shall have occurred; or

              (d) on that date when the Borrower shall receive notice in writing from any Bondholder or former Bondholder, or from the Trustee, that the Internal Revenue Service (or any other government agency exercising the same or a substantially similar function from time to time) has assessed as includable in the gross income of any Bondholder or former Bondholder the interest on such Bondholder's or former Bondholder's Bond due to the occurrence of an Event of Taxability; provided, however, that no Determination of Taxability shall occur under subparagraph (iii) or (iv) hereof unless the Borrower has been afforded the opportunity, at its expense, to contest any such assessment or unfavorable ruling and, further, that no Determination of Taxability shall occur until such contest, if made, has been finally determined; provided further, however, that upon demand from any Bondholder or former Bondholder, the Borrower shall immediately reimburse such Bondholder or former Bondholder for any payments such Bondholder or former Bondholder shall be obligated to make as a result of the Determination of Taxability during any such contest.

         "EBITDA" means Borrower's consolidated net earnings before interest expense, depreciation, amortization and provision for Taxes for the fiscal quarter of Borrower ending on the date of determination. For purposes of this definition, (i) net earnings shall not include any gains on the sale or other disposition of Investments (other than cash equivalents) or fixed assets and any extraordinary or nonrecurring items of income in any fiscal quarter to the extent that the aggregate of all such gains and extraordinary or nonrecurring items of income exceeds the aggregate of losses on such sales or other dispositions and extraordinary or nonrecurring charges during such quarter, and
(ii) interest expense shall include, without limitation, implicit interest expense on Capitalized Leases.

         "Eminent Domain" shall mean the taking of title to, or the temporary use of, the Project or any part thereof pursuant to eminent domain or condemnation proceedings, or any voluntary conveyance of any part of the Project during the pendency of, or as a result of a threat of, such proceedings.

         "Enabling Act" shall mean Parts II and III of Chapter 159, Florida Statutes, as amended.

         "Environmental   Agreement"  shall  mean  that  certain   Environmental
Indemnity Agreement dated as of the date hereof from the Borrower to the Issuer, and any amendments and supplements thereto permitted by the Indenture.

         "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

         "Event of  Default"  or  "Default"  shall have the meaning set forth in
Section 9.1 hereof.

         "Event of Taxability" shall mean, with respect to Bonds bearing interest at the Tax-

Exempt Rate, a change in law or fact or the interpretation thereof, or the occurrence or existence of any fact, event or circumstance whatsoever (including, without limitation, the issuance of obligations or the incurring of capital expenditures in excess of those permitted by Section 144(a) of the Code, or the taking of any action by the Borrower, or the failure to take any action by the Borrower, or the making by the Borrower of any misrepresentation herein or in any certificate required to be given in connection with the issuance, sale or delivery of the Bonds) which has the effect of causing the interest paid or payable on any Bond to become includable in the gross income of any Bondholder or former Bondholder of any Bond other than a Bondholder or former Bondholder who is or was a "substantial user" or "related person" as such terms are used in
Section 147(a) of the Code.

         "Excess Cash Flow" shall mean "Excess Cash Flow" as such term is defined in the Amended and Restated Loan Agreement.

         "Existing Facility Site" shall mean the real property located in Orange County, Florida, more particularly described in Exhibit "D" attached hereto and by reference made a part hereof upon which the Borrower's existing manufacturing facilities are located.

         "Existing Loan Agreement" shall mean "Existing Loan Agreement" as such term is defined in the Amended and Restated Loan Agreement.

         "Fiscal Year" means any period of 12 consecutive calendar months ending on the 31st day of December. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1996) refer to the Fiscal Year ending on the 31st day of December occurring during such calendar year.

         "Funded Debt" means, as of any date of determination, the principal amount of Borrower's Indebtedness outstanding which would be reflected as liabilities on a balance sheet prepared in accordance with GAAP (but excluding from the determination thereof all Indebtedness owing with respect to Additional Revolving Loans).

         "Funded Debt/EBITDA Ratio" means the ratio of Borrower's Funded Debt determined as of the last day of any specified fiscal quarter of Borrower divided by Borrower's EBITDA for the four (4) fiscal quarters then ended.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles as in effect from time to time; provided that the financial tests set forth in Sections 7.7(a) through 7.7(d) shall at all times be calculated in accordance with generally accepted accounting principles as in effect on the Closing Date unless Borrower and the Bondholder shall have agreed to modifications to such covenants to account for any changes in such principles after the date hereof.

         "Government Obligations" shall mean (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (ii) obligations of the Government National Mortgage Association, Federal Intermediate Credit Banks, Federal Banks for Cooperatives, Federal Land Banks, Federal Farm Credit Banks and Federal Home Loan Banks.

         "Guarantor" shall mean ELXSI Corporation. A Delaware corporation, and its successors and assigns.

         "Guaranty" shall mean that certain Guaranty Agreement dated as of the date hereof from ELXSI Corporation to the Bond Purchaser, and any amendments and supplements thereto as permitted by the Indenture.

         "Indebtedness" of any Person means, without duplication, (i) any obligation of such Person for borrowed money, including, without limitation, (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments and (b) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person, (ii) any obligation of such Person on account of deposits or advances, (iii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable, (iv) any obligation of such Person as lessee under a Capitalized Lease and (v) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer. Notwithstanding the foregoing, for purposes of computing Borrower's compliance with Sections 7.7(b) and 7.7(c), and for purposes of computing Funded Debt, there shall be excluded from the determination of "Indebtedness" the Subordinated Note and all Indebtedness of Borrower to Parent.

         "Indenture" shall mean the Trust Indenture dated as of the date hereof by and between the Issuer and the Trustee, together with any amendments or supplements thereto permitted thereby.

         "Investment" of any Person means any investment, made in cash or by delivery of any kind of property or asset, in any other Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise.

         "Issuer" shall mean Orange County Industrial Development Authority, a public body corporate and politic and a public instrumentality duly created and existing under and by virtue of the laws of the State of Florida, and its successors and assigns and any body resulting from or surviving any consolidation or merger to which it or its successors may be a party.

         "Issuer Representative" shall mean any one of the persons at the time designated to act on behalf of the Issuer by written certificate furnished to the Borrower and the Trustee containing the specimen signatures of such persons and signed on behalf of the Issuer by its Chairman or Vice-Chairman.

         "Liabilities" means all of the liabilities, obligations, reimbursement obligations in connection with any letter of credit and Indebtedness of Borrower, any Subsidiary or any other Obligor to the Bondholder of any kind or nature, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and including but not limited to (i) Borrower's obligations under any note, (ii) Borrower's obligations under this Agreement, (iii) interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by the Bondholder under this Loan Agreement or any related agreement, (iv) the obligations of Borrower, any Subsidiary or any other obligor under any related agreement, including obligations of performance, and (v) Borrower's obligations with respect to any letter of credit or application therefor. "Liabilities" shall also include any and all amendments (including any amendment and restatement), extensions or renewals of any of the foregoing.

         "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, encumbrance or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

         "Loan Agreement" shall mean this Loan Agreement and any amendments and supplements hereto permitted by the Indenture.

         "Management Agreement" shall mean "Management Agreement" as such term is defined in the Amended and Restated Loan Agreement.

         "Maturity Date" shall mean the final date of maturity of this loan which shall be September 1, 2012.

         "Mortgage" shall mean the Mortgage and Security Agreement dated as of the date hereof from the Borrower to the Issuer, and any amendments and supplements thereto permitted by the Indenture.

         "Mortgaged Property" shall mean the New Facility and the New Facility Site.

         "Net Proceeds" when used with respect to any insurance proceeds or award resulting from, or other amount received in connection with, Eminent Domain, shall mean the gross proceeds from such proceeds, award or other amount, less all expenses (including attorneys' fees) incurred in the realization thereof.

         "Net  Worth"  means  at any  time,  the  sum of  (a)  the  consolidated shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of Borrower calculated in accordance with GAAP and (b) the outstanding principal amount of all Subordinated Debt.

         "New Facility" shall mean all buildings, structures and improvements now or hereafter located on the New Project Site including, but not limited to, the approximately 32,000 square foot manufacturing facility of the Borrower, now or hereafter located at the New Project Site and the equipment installed therein, and all other fixtures, furniture, machinery, equipment and other personal property installed in or on, or located at, such premises, including such modifications thereof, substitutions therefor, and repairs thereto, and excluding deletions therefrom, as shall be made in accordance with this Loan Agreement.

         "New Facility Site" shall mean the real property located in Orange County, Florida, more particularly described in Exhibit "C" attached hereto and by reference made a part hereof which shall be acquired with the proceeds of the Bonds, be subject to the lien of the Mortgage, and upon which the New Facility shall be located.

         "Note" shall mean the promissory note given by the Borrower pursuant to
Section 5.1 of this Loan Agreement, substantially in the form of Exhibit "A" attached hereto.

         "Obligor" means Borrower and each other Person who is or shall become primarily or secondarily liable on any of the Liabilities, or who grants to the Bondholder a Lien on any property of such Person as security for any of the Liabilities.

         "Original Loan Agreement" shall mean "Original Loan Agreement" as such term is defined in the Amended and Restated Loan Agreement.

         "Overdue Rate" shall mean the Reference Rate plus two percent (2%) per annum or the maximum rate of interest permitted by law, whichever is lower.

         "Parent" means ELXSI Corporation, a Delaware corporation and the owner of 100% of the issued and outstanding capital stock of Borrower, and any successor thereto.

         "Payment of the Bonds" shall mean payment of (i) the principal of and interest on the Bonds in accordance with their terms whether through payment at maturity, upon acceleration or prepayment, (ii) all amounts due as Administrative Expenses or otherwise, and (iii) any and all other liabilities and obligations arising under the Indenture and this Loan Agreement; in any case, in such a manner that all such amounts due and owing with respect to the Bonds shall have been paid.

         "Permitted Encumbrances" shall mean, as of any particular time, (i) liens for ad valorem taxes and special assessments, if any, which are not then delinquent or which are being contested in good faith and for which the Person liable for payment thereof has set aside adequate reserves, unless the property subject to any such lien or any part thereof shall be in danger of being lost or forfeited as a result of the failure to pay such taxes or assessments, (ii) the liens created pursuant to the Indenture, the Mortgage and the Security Agreement, and (iii) all liens and encumbrances listed as exceptions to the title insurance policy required by Section 6.3 hereof and which liens and exceptions are not objected to by the Trustee in writing prior to the date of the endorsement of the Note.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean an employee benefit plan or plans and any trust created thereunder which has been established or maintained or hereafter is established or maintained for employees of the Borrower or any Subsidiary, provided such plan is covered by title I or IV of ERISA.

         "Plans and Specifications" shall mean the plans and specifications used in the Acquisition of the Project, as the same may be revised from time to time by the Borrower in accordance with Section 3.3 hereof.

         "Plant" shall mean the Project Site and the Project and all buildings, structures and improvements now or hereafter located on the Project Site including, but not limited to, the New Facility and the equipment installed at the Project Site, and all other fixtures, furniture, machinery, equipment and other personal property installed in or on, or located at, such premises, including such modifications thereof, substitutions therefor, and repairs thereto, and excluding deletions therefrom, as shall be made in accordance with this Loan Agreement.

         "Prohibited Transaction" shall have the meaning assigned to that term in Section 406 of Title I of ERISA.

         "Project" shall mean the New Facility and the improvements and modifications at the existing manufacturing facilities of the Borrower located on the Existing Site, as more particularly set forth in the Plans and Specifications.

         "Project Fund" shall mean the fund created pursuant to Section 401 of the Indenture.

         "Project Site" shall mean the Existing Facility Site and the New Facility Site.

         "Recapitalization Agreement" shall mean "Recapitalization Agreement" as such term is defined in the Amended and Restated Loan Agreement.

         "Reference Rate" shall mean, at any time and from time to time, the rate per annum then most recently announced by the Bond Purchaser at its head office as its reference rate. The Reference Rate is not necessarily intended to be the lowest rate of interest determined by the Bond Purchaser in connection with extensions of credit. Changes in the rate of interest on that portion of any loan maintained at the Reference Rate shall take effect simultaneously with each change in the Reference Rate.

         "Related Entity" shall mean any entity if, with respect to the Borrower, any of the entity's employees fall within any of the following categories: (a) employees of a controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code; (b) employees of partnerships, proprietorships or other entities that are under common control as defined in Section 414(c) of the Internal Revenue Code; (c) employees of affiliated service groups as defined in Section 414(m) of the Internal Revenue Code; or (d) employees of entities that are deemed affiliated with or related to the Borrower in accordance with Sections 414(n) or (o) of the Internal Revenue Code.

         "Related Party" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or hold ten percent (10%) or more of the equity interest of Borrower, or (iii) ten percent (10%) or more of the equity interest of which is beneficially owned or held by Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Reportable  Event"  shall have the  meaning  assigned  to that term in
Section 4043 of Title IV of ERISA.

         "Revolving Loan" shall mean "Revolving Loan" as such term is defined in the Amended and Restated Loan Agreement.

         "Revolving Loan Availability" shall mean "Revolving Loan Availability" as such term is defined in the Amended and Restated Loan Agreement.

         "Second Restatement Date" shall mean "Second Restatement Date" as such term is defined in the Amended and Restated Loan Agreement.

         "Security Agreement" shall mean the Security Agreement dated as of the date hereof from the Borrower to the Issuer covering certain pledged collateral of the Borrower, and all amendments and supplements thereto permitted by the Indenture.

         "State" shall mean the State of Florida.

         "Subordinated Debt" means (a) the Subordinated Note and (b) that portion of any other Indebtedness of Borrower which contains terms satisfactory to the Bondholder and is subordinated, in a manner satisfactory to the Bondholder, as to right and time of payment of principal and interest thereon, to all of the Liabilities.

         "Subordinated Note" means that certain 15% subordinated Promissory Note dated June 27, 1991 issued by Borrower to Parent in the original principal amount of $4,500,000.

         "Subsidiary" means any Person of which or in which Borrower and its other Subsidiaries own directly or indirectly 50% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity or (iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization. Unless otherwise indicated, the term "Subsidiary", refers to a Subsidiary of Borrower.

         "Supplemental Revolving Loan" shall mean "Supplemental Revolving Loan" as such term is defined in the Amended and Restated Loan Agreement.

         "Tax Regulations" shall mean the applicable regulations under the Code whether at the time proposed, temporary, final or otherwise, and the applicable rulings of the Internal Revenue Service under the Code (including published revenue rulings and private letter rulings).

         "Tax Compliance Certificate" shall mean the Tax Compliance Certificate of the Borrower dated as of the date of issuance of the Bonds and any amendments or supplements thereto permitted thereby.

         "Taxes" with respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

         "Trade Accounts Payable" of any Person means trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

         "Trustee" shall mean the banking institution at the time serving as Trustee under the Indenture.

         "Unmatured Event of Default" shall mean, collectively, "Unmatured Event of Default" and "Event of Default" as such terms are defined in the Amended and Restated Loan Agreement.

         Section I.2 Rules of Construction.

              (1) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders, and words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine genders.

              (2) The table of contents, captions and headings in this Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Loan Agreement.

              (3) All references herein to particular articles or sections are references to articles or sections of this Loan Agreement unless some other reference is established.

              (4) All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

              (5) All references herein to the Borrower shall be deemed to refer to each of the Persons if more than one are described by such term and any agreement, obligation, duty or liability of the Borrower shall be a joint and several agreement, obligation, duty or liability of each of the Persons so described by such term.

              (6) Any terms not defined herein but defined in any of the other Bond Documents shall have the same meaning herein.

              (7) All references herein to the Code or any particular provision or section thereof shall be deemed to refer to any successor, or successor provision or section, thereof, as the case may be.

                                   ARTICLE II

                                 REPRESENTATIONS

         Section II.1 Representations by the Issuer. The Issuer represents and warrants as follows:

              (1) The Issuer is a public body corporate and politic and a public instrumentality created and existing under and by virtue of the laws of the State.

              (2) Under the provisions of the Enabling Act, the Issuer is duly authorized to enter into, execute and deliver the Bond Documents to which it is a party, to undertake the transactions contemplated by the Bond Documents to which it is a party and to carry out its obligations hereunder and thereunder.

              (3) The Issuer has found and determined that the criteria and requirements set forth in Section 159.29, Florida Statutes, for the acquisition, construction and equipping of the Project, the issuance of the Bonds to provide funds to pay all of, or part of, the Cost of Acquisition of the Project and the financing of the Cost of Acquisition of the Project have been complied with.

              (4) The Issuer has further found and determined that the financing of the Cost of Acquisition of the Project through the issuance of the Bonds constitutes an appropriate use of the Issuer's bonding powers and will result in a substantial public benefit, which finding and determination has been accepted by the County Commission, which has approved the Bond issue, including the Bonds.

              (5) The Issuer proposes to issue the Bonds in the aggregate principal amount of $2,500,000.00 to finance all or a portion of the Cost of Acquisition of the Project, presently estimated by the Borrower to equal or exceed $2,500,000.00.

              (6) By duly adopted resolution, the Issuer has authorized the execution, delivery and performance of the Bond Documents to which it is a party, including the borrowing under, and the sale, issuance and performance of, the Bonds and as security for the Bonds, the pledge of the Note (endorsed without recourse to the order of the Trustee), the Mortgage, the Security Agreement, and the Environmental Agreement to the Trustee, and has approved the form of the other Bond Documents to which the Issuer is a party.

              (7) The Bonds will be issued under and pursuant to the Indenture and will mature, bear interest, and have the other terms and provisions set forth or provided for in the Indenture.

              (8) No other consent or approval is required by any governmental or public agency or authority as a condition to the performance by the Issuer of its obligations under this

Agreement or the other Bond Documents to which the Issuer is a party or to the issuance or sale of the Bonds.

              (9) The execution delivery and performance of the Bond Documents to which the Issuer is a party will not (i) conflict with, or constitute a breach of or default under, the bylaws of the Issuer, any order of any court, regulatory body or arbitral tribunal or any agreement or instrument to which the Issuer is a party or by which it is bound, or (ii) require any consent pursuant to any law or regulation presently applicable to the Issuer (except for such consents and approvals as have heretofore been obtained).

              (10) There are no judicial, regulatory, arbitral or other actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Issuer, threatened against the Issuer which, if decided adversely to the Issuer, would have a material adverse effect on the existence or organization of the Issuer or the title to office of any of the members of the Board of the Issuer or officers of the Issuer, the issuance and sale of the Bonds or any of the transactions or proceedings of the Issuer in connection therewith.

              (11) When duly executed and delivered on behalf of the Issuer, and assuming the due authorization, execution and delivery of the Bond Documents by the other parties thereto, each of the Bond Documents to which the Issuer is a party shall constitute a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms.

         Section II.2 Representations, Warranties and Covenants by the Borrower. The Borrower represents, warrants and covenants as follows:

              (1) The Borrower has legal authority and capacity to enter into, and to perform the agreements and covenants on its part contained in the Bond Documents to which it is a party.

              (2) The Borrower is lawfully seized of a valid title to the Project Site, and has a good and sufficient right to bargain, sell, grant, convey, mortgage and assign the Mortgaged Property to the Issuer in the manner provided herein, subject only to Permitted Encumbrances.

              (3) The borrowing under the Note, the execution and delivery of the Bond Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of or compliance with the terms and conditions hereof and thereof do not and will not violate, conflict with or constitute a breach of or default under or require any consent (except for such consents and approvals as have heretofore been obtained) pursuant to any law or regulation presently applicable to the Borrower, any order of any court, regulatory body or arbitral tribunal or any agreement or instrument to which the Borrower is a party or by which it or any of its property is bound.

              (4) The Borrower will cause the proceeds of the Bonds to be applied to the payment of, or the reimbursement of the Borrower for the payment of, the Cost of Acquisition of the Project.

              (5) The commencement of the Acquisition of the Project, including the letting of purchase orders for components thereof, did not occur prior to April 18, 1997 (60 days prior to adoption by the Issuer of a resolution declaring its intention to finance the Project).

              (6) The Project being acquired, constructed and installed at the Plant constitutes and will constitute a "project" within the meaning of the Enabling Act, and the Borrower presently expects to operate the Plant or cause the same to be operated by the Company as a manufacturing facility from the Completion Date until payment of the Bonds.

              (7) The Borrower presently estimates the Cost of Acquisition of the Project to equal or exceed $2,500,000.00.

              (8) The Project will be located wholly within the County.

              (9) When executed and delivered, the Bond Documents to which the Borrower is a party will be the legal, valid and binding obligations or agreements of the Borrower enforceable in accordance with their respective terms.

              (10) There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body now pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any properties or rights of the Borrower which, if adversely determined, would impair the right of the Borrower to carry on its business substantially as now conducted or would materially adversely affect the financial condition, business or operations of the Borrower or the transactions contemplated by, or the validity of, any of the Bond Documents.

              (11) The Borrower has filed all federal, state and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, and no controversy in respect of additional income taxes, state or federal, of the Borrower is pending or, to the knowledge of the Borrower, threatened which has not heretofore been disclosed in writing to the Trustee and which, if adversely determined, would materially and adversely affect the financial condition or operations of the Borrower.

              (12) Neither the Bond Documents to which the Borrower is a party nor any other document contains any misrepresentation or untrue statement of fact or omits to state a material fact necessary in order to make any such representation or statement contained therein not misleading.

              (13) The Borrower possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as now conducted, without known conflict with any patent, license, trademark, trade name or copyrights of any other Person.

              (14) The Project Site is properly zoned, and its intended use and the operation of the Plant comply with the uses permitted by applicable zoning regulations.

              (15) The Plant conforms or will conform with all planning, building, land use, environmental and other regulations of governmental authorities having jurisdiction of the Plant, all necessary utilities are available or will be provided for the Plant, and the Borrower has obtained or will obtain all requisite planning, building, land use, environmental and other permits necessary for the Acquisition of the Project and the use and occupancy of the Plant.

              (16) No notice of commencement with respect to the Acquisition of the Project has been filed or posted by the Borrower and, further, all contractors, suppliers and materialmen who have provided services or materials with respect to the Acquisition of the Project, if any, have been paid all amounts due them through the date hereof.

              (17) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority not already obtained by the Borrower is required in connection with the valid execution, delivery and performance by the Borrower of the Bond Documents to which it is a party.

              (18) Once the Bonds bear interest at the Tax-Exempt Rate, the Borrower will not take or fail to take any action which would impair the exclusion of interest on the Bonds from gross income for federal income tax purposes.

              (19) All of the representations, warranties and covenants of the Borrower contained in the Borrower's Tax Compliance Certificate are hereby reaffirmed and incorporated herein by reference.

         All of the above representations, warranties and covenants shall survive the making of this Loan Agreement and the issuance of the Note.

                                   ARTICLE III

                           ACQUISITION OF THE PROJECT

         Section III.1 Agreement as to Acquisition of the Project. The Issuer and the Borrower hereby agree that the Borrower shall complete the Acquisition of the Project with all reasonable dispatch (delays incident to strikes, riots, acts of God or the public enemy or any delay beyond its reasonable control which do not delay the Completion Date by more than two (2) years from the date hereof excepted), in accordance with the Plans and Specifications; provided, however, that if completion of such Acquisition is delayed for any reason, there shall be no diminution in or postponement of the payments to be made by the Borrower pursuant to the Note or Section 5.1 hereof.

         Section III.2 Borrower to Obtain Approvals Required for the Project and the Plant. The Borrower shall obtain or cause to be obtained all necessary permits and approvals for the Acquisition of the Project and the operation and maintenance of the Plant and shall comply with all lawful requirements of any governmental body regarding the use or condition of the Project Site and the Plant. The Borrower may, however, contest any such requirement by an appropriate proceeding diligently prosecuted.

         Section III.3 Plans and Specifications. The Borrower shall maintain a set of Plans and Specifications at the Project Site which shall be available to the Issuer, the Trustee and the Bondholder for inspection and examination during the Borrower's regular business hours, and the Issuer and the Borrower agree that the Borrower may supplement, amend and add to the Plans and Specifications, and that the Borrower shall be authorized to omit or make substitutions for components of the Project, without the approval of the Issuer, provided that no such change shall be made which shall be contrary to subsections (b), (c), (d),
(e), (f), (g) and (h) of Section 2.2 hereof, and provided further that if any such change would render materially incorrect or incomplete the description of the initial components of the Project or the description of the Project or Project Site as set forth in Exhibits "B" or "C" to this Loan Agreement, the Borrower and the Issuer shall amend such Exhibits "B" or "C" to reflect such change, upon receipt by the Trustee of an opinion of bond counsel that such change will not result in an Event of Taxability. No approvals of the Issuer or the Trustee shall be required for the Acquisition of the Project or for the solicitation, negotiation, award or execution of contracts relating thereto.

                                   ARTICLE IV

                     ISSUANCE OF THE BONDS; COMPLETION DATE

         Section IV.1 Agreement to Issue the Bonds. To provide funds for payment of the Cost of Acquisition of the Project, the Issuer agrees that it will sell, issue and deliver the Bonds in the aggregate maximum principal amount of $2,500,000.00 in the manner set forth in the Indenture and cause the proceeds of the Bonds to be applied as provided in the Indenture.

         Section IV.2 Disbursements from the Project Fund. All payments from the Project Fund to pay the Cost of Acquisition of the Project, or to reimburse the Borrower for any Cost of Acquisition of the Project paid or incurred by the Borrower before or after the execution and delivery of this Agreement and the issuance and delivery of the Bonds shall be made by the Trustee pursuant to the Indenture with monies drawn down under the Note following receipt of a requisition and certificate substantially in the form of Exhibit "A" attached to the Indenture.

         Section IV.3 Certificate as to Completion. The completion Date shall be promptly established and evidenced to the Trustee and shall be the date on which the Borrower Representative delivers to the Trustee a Completion Certificate stating that, except for amounts retained by the Trustee at the Borrower's direction for any Cost of Acquisition of this Project not then due and payable, the Acquisition of the Project has been completed substantially in accordance with the Plans and Specifications and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such Certificate may state that it is given without prejudice to any rights against third parties that exist at the date of such Certificate or that may subsequently come into being. Within twenty (20) days of the completion of the Project, the Borrower shall deliver to the Trustee an itemized description of all machinery, equipment and other personal property for which payment has been made or is to be made from the Project Fund with amounts theretofore or thereafter to be drawn down.

         Section IV.4 Reserved.

         Section IV.5 Borrower Required to Pay in Event Project Fund Insufficient. In the event the moneys in the Project Fund should not be sufficient to pay the Cost of the Acquisition of the Project in full, the Borrower agrees to complete the Project and to pay that portion of such cost in excess of the moneys available therefor in the Project Fund. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, THAT THE MONEYS PAID INTO THE PROJECT FUND AND AVAILABLE FOR PAYMENT OF THE COST OF ACQUISITION OF THE PROJECT WILL BE SUFFICIENT TO PAY THE TOTAL COST OF ACQUISITION OF THE PROJECT. The Borrower agrees that if after exhaustion of the moneys in the Project Fund, the Borrower should pay any portion of the Cost of Acquisition of the Project pursuant to the provisions of this section, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee, or any Bondholder and it shall not be entitled to any abatement or diminution of the payments required to be made by the Borrower pursuant to the Note or Section 5.1 hereof.

         Section IV.6 No Third Party Beneficiary. It is specifically agreed between the parties executing this Loan Agreement that it is not intended by any of the provisions of any part of this Loan Agreement to create the public or any member thereof, other than as may be expressly provided herein or as contemplated in the Indenture, a third party beneficiary hereunder, or to authorize anyone not a party to this Loan Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Loan Agreement. The duties, obligations, and responsibilities of the parties to this Loan Agreement with respect to third parties shall remain as imposed by law.

         Section IV.7 Rebate Provisions. The Issuer and the Borrower shall comply with the provisions of the Tax Compliance Certificates providing, under the circumstances set forth therein, for the rebate of certain amounts to the United States.

         Section IV.8 Arbitrage Certifications and Covenants.

              (1) The Borrower reasonably expects, and hereby certifies and represents to the Issuer, and the Issuer hereby certifies that it reasonably expects, that the proceeds of the Bonds will not be used in a manner that would cause the Bonds to be classified as "arbitrage bonds" under Section 148(a) of the Code. To the best knowledge and belief of the Borrower, there are no facts or circumstances that would materially change the foregoing expectations.

              (2) The Borrower certifies and covenants with the purchasers and the holders of the Bonds from time to time outstanding that so long as any of the Bonds remain outstanding, moneys on deposit in any fund or account in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds" within the meaning of Section 148(a) of the Code, as the same exists on the date of this Loan Agreement or may from time to time hereafter be amended, supplemented or revised.

                                    ARTICLE V

                  LOAN BY THE ISSUER TO THE BORROWER; REPAYMENT

         Section V.1 Loan by the Issuer; Repayment. Upon the terms and conditions of this Loan Agreement, the Issuer shall lend to the Borrower the proceeds of the sale of the Bonds for the purpose of providing funds to pay the cost of the Acquisition of the Project.

         As consideration for the issuance of the Bonds and the making of the loan to the Borrower by the Issuer, the Borrower will execute and deliver this Loan Agreement, the Note, in the form attached as Exhibit "A" hereto, the Mortgage, the Security Agreement, and the Environmental Agreement to the Issuer and the Issuer will endorse the Note without recourse to the order of, and pledge and assign this Loan Agreement, the Note, the Mortgage, the Security Agreement, and the Environmental Agreement to the Trustee, as the assignee of the Issuer under the Indenture, contemporaneously with the issuance of the Bonds. The Borrower shall repay the loan in accordance with the provisions of the Note and of this Loan Agreement. In addition to the payments required to be made by the Borrower on the loan under the Note and this Loan Agreement, the Borrower also shall pay, at the time or times set forth herein, Administrative Expenses pursuant to Section 7.5 hereof and all other amounts due the Issuer, the Trustee or the Bondholder, pursuant to the Bond Documents, including, without limitation, payments due the Bondholder for increased cost pursuant to Sections 213, 218 and 219 of the Indenture.

         Notwithstanding anything else in the Note or in this Loan Agreement to the contrary, in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Issuer or the Trustee for the use, forbearance or detention of the money to be advanced thereunder exceed the highest lawful rate permitted under the law applicable thereto. If, from any circumstances whatsoever, fulfillment of any provision of the Note or this Loan Agreement, at the time performance of such provisions shall be due, shall involve payment of interest at a rate which exceeds the highest lawful rate as so determined, then ipso facto the obligation to be fulfilled shall be reduced to the highest lawful rate. If, from any circumstances whatsoever, the Issuer or the Trustee shall ever receive interest, the amount of which would exceed such highest lawful rate, a portion thereof which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under the Note and to the payment of interest, or if the Note is no longer outstanding, shall be repaid to the Borrower. Provided, however, that nothing contained in the Note or in this Loan Agreement shall be deemed to create a defense, contractual or otherwise, to any sums due or to become due or coming due under the Note, this Loan Agreement or under any other agreement existing between the Issuer and the Borrower where no such defense exists at law, as for example, wherein no limit exists upon the rate of interest which may be charged.

         Section V.2 No Set Off. The obligation of the Borrower to make the payments required by the Note shall be absolute and unconditional. The Borrower will pay without abatement, diminution or deduction (whether for taxes or otherwise) all such amounts regardless of any cause or circumstance whatsoever including, without limitation, any defense, set off, recoupment or counterclaim that the Borrower may have or assert against the Issuer, the Trustee, any Bondholder or any other Person.

         The Borrower (a) will not suspend or discontinue, or permit the suspension or discontinuance of, any of the payments required by Section 5.1 hereof, (b) will perform and observe all of its other agreements contained in the Note and in this Loan Agreement, the Mortgage, the Security Agreement, and the Environmental Agreement and (c) will not suspend the performance of its obligations under the Note or this Loan Agreement, the Mortgage, the Security Agreement, or the Environmental Agreement for any cause whatsoever including, without limiting the generality of the foregoing, failure to complete the Project, any acts or circumstances that may constitute failure of consideration, failure of or a defect of title to the Plant or Project Site or any part thereof, eviction or constructive eviction, destruction of damage to the Plant or Project Site, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State or any political subdivision of either, or any failure of the Issuer or the Trustee to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or connected with this Loan Agreement.

         Section V.3 Prepayments. The Borrower may, at any time, prepay all or any part of the Note as provided in, and subject to the terms and conditions of,
Section 10.1 hereof. The Borrower shall prepay all of the amounts it is required to prepay as provided in Sections 10.2 and 10.3 hereof.

         Section V.4 Credits Against the Note. To the extent that principal of, premium, if any, or interest on the Bonds shall be paid, there shall be credited against the unpaid principal of, premium, if any, or interest on the Note, as the case may be, an amount equal to the principal of, premium, if any, or interest on the Bonds so paid. If the principal of, premium, if any, and interest on and other amounts payable under the Bonds shall have been paid sufficiently that Payment of the Bonds shall have occurred, then the Note, ipso facto, shall be deemed to have been paid in full, the Borrower's obligations thereon shall be discharged (with the exception of the obligation of the Borrower to make certain payments which may subsequently arise as a result of a Determination of Taxability which shall survive notwithstanding Payment of the Bonds), and the Note shall be canceled and surrendered to the Borrower.

                                   ARTICLE VI

                MAINTENANCE AND MODIFICATIONS; TAXES AND UTILITY
                      CHARGES; INSURANCE AND EMINENT DOMAIN

         Section VI.1 Maintenance and Modification of the Plant by Borrower. The Borrower agrees that, until Payment of the Bonds shall be made, it will at its own expense, (a) keep the Plant or cause the Plant to be kept in as reasonably safe condition as the operations thereat shall permit, (b) make or cause to be made from time to time all necessary repairs thereto and renewals and replacements thereof and otherwise keep or cause to be kept the Plant in good repair and in good operating condition and (c) not permit or suffer others to commit a nuisance on or about the Plant. The Borrower shall pay or cause to be paid all costs and expenses of operation and maintenance of the Plant. Subject to the terms of the Mortgage and the Security Agreement, the Borrower may, at its own expense, make from time to time any additions, modifications or improvements to the Plant that it may deem desirable for its business purposes and that do not materially impair the effective use, or decrease the value, of the Plant.

         Section VI.2 Taxes and Utility Charges.

              (1) The Borrower shall pay as the same respectively become due, all taxes, assessments, levies, claims and charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Plant (including, without limiting the generality of the foregoing, any tax upon or with respect to the income or profits of the Issuer from the Plant and that, if not paid, would become a charge on the payments to be made under this Loan Agreement or the Note prior to or on a parity with the charge thereon created by the Indenture and including ad valorem, sales and excise taxes, assessments and charges upon the Borrower's interest in the Plant) or any of the Bond Documents (including, without limiting the generality of the foregoing, documentary stamp tax or intangible tax if, and to the extent, applicable), all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Plant and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on any portion of the Plant.

              (2) The Borrower may, at its expense, contest in good faith any such levy, tax, assessment, claim or other charge, but the Borrower may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom only if the Borrower notifies the Bondholder and the Trustee that, in the opinion of Counsel, by nonpayment of any such items, the liens of the Mortgage and the Security Agreement and the rights of the Trustee with respect to the Mortgage, the Security Agreement, this Loan Agreement and the Note created by the assignment under the Indenture, as to the rights assigned under this Loan Agreement, the Mortgage or the Security Agreement or any part of the payments to be made under this Loan Agreement or the Note, will not be materially endangered nor will the Project or any part thereof be subject to loss or forfeiture. If the Borrower is unable to deliver such an opinion of Counsel, the Borrower shall promptly pay or bond and cause to be satisfied or discharged all such unpaid items or furnish, at the expense of the Borrower, indemnity satisfactory to the Bondholder and the Trustee; but provided further, that any tax assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same. The Bondholder and the Trustee, at the expense of the Borrower, will cooperate fully in any such permitted contest. If the Borrower shall fail to pay any of the foregoing items, the Bondholder or the Trustee may, but shall be under no obligation to, pay the same and any amounts so advanced therefor by the Issuer or the Trustee shall become an additional obligation of the Borrower to the one making the advancement, which amounts, together with interest thereon at the Overdue Rate from the date of payment, the Borrower agrees to pay on demand therefor.

              (3) The Borrower shall furnish the Bondholder and the Trustee, tupon request, with proof of payment of any taxes, governmental charges, utility charges, insurance premiums or other charges required to be paid by the Borrower under this Loan Agreement.

         Section VI.3 Title Insurance and Survey. The Borrower will deliver to the Issuer and the Trustee as named insureds at or prior to closing a title insurance policy issued by a financially responsible title insurance company qualified to do business in the State and acceptable to the Bondholder in the amount of $2,500,000 (a) insuring that the Borrower has fee simple title to the New Facility Site (and insuring the assignment of the Mortgage under the
Indenture) and that the Mortgage (as so assigned) constitutes a valid and existing first lien on such real property, subject only to Permitted Encumbrances and (b) insuring the Trustee's interest in such real property. At the request of the Bondholder, the Borrower will thereafter deliver to the Bondholder and the Trustee such endorsements to said title insurance policy as may be necessary or required to show that there have been no changes in the state of title since the last preceding advance of loan proceeds.

         The Borrower will also deliver to the Issuer and the Trustee at or prior to closing a current survey showing the New Facility Site to be free from all encroachments and encumbrances, which survey shall meet all the requirements of the aforesaid title insurance company so as to enable such company to eliminate any exception for survey matters from the title insurance policy, and the survey shall locate all recorded restrictions and easements on the New Facility Site by recording references. At the request of the Bondholder, the Borrower will, from time to time thereafter, furnish a supplemental survey or surveys showing all foundations of the New Facility to be in place and so as not to be in violation of any covenant, restriction or zoning ordinance affecting the New Facility. Upon completion of the Acquisition of the Project, the Borrower will furnish to the Trustee an as-built survey as required by Section 7.2(b) hereof.

         Section VI.4 Casualty and Liability Insurance Required. Until Payment of the Bonds shall be made, the Borrower will keep or cause to be kept the New Facility continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar manufacturing operations (including business interruption insurance) including, without limiting the generality of the foregoing:

              (1) prior to completion of the portion of the Project involving improvements to real property, builder's risk insurance on the Plant on an "all risk" basis in an amount acceptable to the Bondholder and with such other provisions as are required by the Bondholder;

              (2) casualty insurance on the New Facility in an amount not less than the full insurable value of all property located at, and all improvements to, the Project Site, against loss or damage by fire and lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the State;

              (3) general comprehensive liability insurance, naming the Issuer and the Trustee as loss payees, against claims for bodily injury, death or property damage occurring on, in or about the New Facility (such coverage to include provisions waiving subrogation against the Issuer and the Trustee) in amounts not less than $1,000,000.00 with respect to bodily injury to any one person, $1,000,000.00 with respect to bodily injury to two or more persons in any one accident and $1,000,000.00, with respect to property damage resulting from any one occurrence;

              (4) liability insurance with respect to the New Facility under the workers' compensation laws of the State; provided, however, that the insurance so required may be provided by blanket policies now or hereafter maintained by the Borrower; and

              (5) if at any time any portion of the New Facility Site is in an area that has been identified by the Secretary of Housing and Urban Development as having special flood and mud-slide hazards, a policy of flood insurance covering improvements located on such portion of the Project Site with amounts and coverage satisfactory to the Bondholder.

         Section VI.5 General Requirements Applicable to Insurance.

              (1)  Each  insurance   policy  obtained  in  satisfaction  of  the
requirements of Section 6.4 hereof:

                   (1) shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in the State, and of recognized standing;

                   (2) shall be in such form and have such provisions (including, without limitation, the lenders' long-form loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are acceptable in all respects to the Bondholder;

                   (3) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Trustee;

                   (4) shall provide that losses thereunder shall be adjusted with the insurer by the Borrower at its expense on behalf of the insured parties and the decision of the Borrower as to any adjustment shall be final and conclusive; and

                   (5) without limiting the generality of the foregoing, all insurance policies carried on the New Facility shall name the Borrower, the Issuer and the Trustee as parties insured thereunder as the respective interests of each of such parties may appear, and any loss thereunder shall be made payable and shall be applied as provided in Section 6.9 hereof.

              (2) Prior to expiration of any such policy, the Borrower shall, at the request of the Trustee or the Bondholder, furnish the Trustee and the Bondholder with evidence satisfactory to the Trustee and the Bondholder that the policy or certificate has been renewed or replaced or is no longer required by this Loan Agreement.

         Section VI.6 Advances by the Bondholder or the Trustee. In the event the Borrower shall fail to maintain, or cause to be maintained, the full insurance coverage required by this Loan Agreement or shall fail to keep or cause to be kept the New Facility in good repair and good operating condition, the Bondholder or the Trustee may (but shall be under no obligation to), after 10 days written notice to the Borrower (unless such insurance coverage shall terminate or expire within that time period, in which case, no notice will be required), contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and the Borrower agrees to reimburse the Bondholder and the Trustee to the extent of the amounts so advanced by them or any of them with interest thereon at the Overdue Rate from the date of advance to the date of reimbursement. Any amounts so advanced by the Bondholder or the Trustee shall become an additional obligation of the Borrower, shall be payable on demand, and shall be deemed a part of the obligation of the Borrower secured by the lien of the Mortgage.

         Section VI.7 Borrower to Make up Deficiency in Insurance Coverage. The Borrower agrees that to the extent that it shall not carry insurance required by Sections 6.3 and 6.4 hereof, it shall pay promptly to the Trustee for application in accordance with the provisions of Section 6.9 hereof, such amount as would have been received as Net Proceeds by the Trustee under the provisions of Section 6.9 hereof had such insurance been carried to the extent required.

         Section VI.8 Eminent Domain. Unless the Borrower shall have prepaid the Note pursuant to the provisions of Article X hereof, in the event that title to, or the temporary use of, the Plant or any part thereof shall be taken by Eminent Domain, the Borrower shall be obligated to continue to make the payments required to be made pursuant to the Note and the Net Proceeds received as a result of such Eminent Domain with respect to the Mortgaged Property shall be applied as provided in Section 6.9(b) hereof.

         Section  VI.9  Application  of Net  Proceeds of  Insurance  and Eminent
Domain.

              (1) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 6.3, 6.4(c) and 6.4(d) hereof shall be applied by the Borrower toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid, provided that if the Borrower does not cause promptly, and in any event within ninety
(90) days of receipt, the Net Proceeds of the insurance carried pursuant to the provisions of Section 6.3 to be so applied to the full and complete extinguishment of the applicable defect or claim, then such Net Proceeds shall be applied to the prepayment of the Bonds as provided in Article X hereof.

              (2) The Net Proceeds of the insurance carried with respect to the New Facility pursuant to the provisions of Sections 6.4(a), 6.4(b) and 6.4(e) hereof (excluding the Net Proceeds of any business interruption insurance, which shall be paid to the Borrower), and the Net Proceeds resulting from Eminent Domain shall be paid to the Trustee and applied as follows:

                   (1) If the amount of the Net Proceeds does not exceed $50,000.00, the Net Proceeds shall be paid to the Borrower and shall be applied to the repair, replacement, renewal or improvement of the New Facility as necessary.

                   (2) If the amount of the Net Proceeds exceeds $50,000.00, the Net Proceeds shall be paid to and held by the Trustee as a special account in the Project Fund and invested in accordance with Section 602 of the Indenture pending receipt of written instructions from the Borrower. At the option of the Borrower, to be exercised within the period of ninety (90) days from the receipt by the Trustee of such Net Proceeds, the Borrower shall advise the Trustee that (A) the Borrower will use the Net Proceeds for the repair, replacement, renewal or improvement of the New Facility (such funds to remain with the Trustee and to be drawn down by the Borrower as provided in the Indenture in the case of withdrawals from the Project Fund), or (B) the Net Proceeds shall be applied to the prepayment of the Bonds as provided in
                        Article X hereof. If the Borrower does not advise the Trustee within said period of ninety (90) days that it elects to proceed under clause (A) to use such Net Proceeds for the repair, replacement, renewal or improvement of the New Facility, such Net Proceeds shall be applied to the prepayment of the Bonds pursuant to
                        Article X hereof. Any prepayment pursuant to the preceding sentence shall be effected on the next interest payment date not less than thirty (30) days after the expiration of said period of ninety (90) days without an election by the Borrower.

         The Borrower agrees that if it shall elect to use the moneys paid to the Trustee pursuant to subsection (b)(ii) of this Section 6.9 for the repair, replacement, renewal or improvement of the New Facility, it will restore the New Facility, or cause the same to be done, to a condition substantially equivalent to its condition prior to the occurrence of the event to which the Net Proceeds were attributable. To the extent that the Net Proceeds are not sufficient to restore or replace the New Facility, the Borrower shall use its own funds to restore or replace the New Facility. Prior to the commencement of such work, the Trustee may require the Borrower to furnish a completion bond, escrow deposit or other satisfactory evidence of the Borrower's ability to pay or provide for the payment of any estimated costs in excess of the amount of the Net Proceeds. Any balance remaining after any such application of such Net Proceeds shall be paid to the Borrower. The Borrower shall be entitled to the Net Proceeds of any insurance or proceeds resulting from Eminent Domain relating to property of the Borrower not included in the Mortgaged Property and not providing security for the Note or this Loan Agreement.

         Section VI.10 Parties to Give Notice. In case of any material damage to or destruction of all or any part of the Mortgaged Property, the Borrower shall give prompt notice thereof to the Issuer and the Trustee. In case of a taking or proposed taking of all or any part of the Mortgaged Property or any right therein by Eminent Domain, the Borrower shall give prompt notice thereof to the Issuer and the Trustee. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

                                   ARTICLE VII

                                SPECIAL COVENANTS

         Section VII.1 Access to the Plant and Inspection. The Issuer Representative, the Bondholder and the Trustee shall have the right, at all reasonable times upon the furnishing of reasonable notice to the Borrower under the circumstances, to enter upon the Project Site and to examine and inspect the Plant. The Issuer Representative, the Bondholder and the Trustee and their duly authorized agents shall also have such right of access to the Plant as may be reasonably necessary to cause to be completed the, Acquisition of the Project, and thereafter for the proper maintenance of the Plant, in the event of failure by the Borrower to perform its obligations relating to maintenance under this Loan Agreement, the Mortgage or the Security Agreement. The Borrower hereby covenants to execute, acknowledge and deliver all such further documents, and do all such other acts and things as may be necessary to grant to the Issuer Representative, the Bondholder and the Trustee such right of entry. The Issuer Representative, the Bondholder and the Trustee shall also be permitted, at all reasonable times, to examine the books and records of the Borrower with respect to the Acquisition of the Project and the obligations of the Borrower hereunder, but neither shall be entitled to access to trade secrets or other proprietary information (other than financial information) of the Borrower.

         Section VII.2 Further Assurances and Corrective Instruments; Survey.

              (1) Subject to the provisions of the Indenture, the Issuer and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements and amendments hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Plant and for carrying out the intention or facilitating the performance of this Loan Agreement.

              (2) No later than the Completion Date, the Borrower shall deliver to the Trustee an "as built" survey (complying with the requirements of Section
6.3 hereof) showing the location of the completed New Facility and all other improvements on the New Facility Site.

         Section VII.3 Recording and Filing; Other Instruments.

              (1) The Borrower covenants that it will, at its expense, cause Counsel to take all steps as are reasonably necessary to render an opinion to the Bondholder and the Trustee not earlier than sixty (60) nor later than thirty
(30) days prior to each anniversary date occurring at five-year intervals after the issuance of the Bonds, and upon completion of any application of the Net Proceeds of insurance or Eminent Domain pursuant to Section 6.9(b)(ii) hereof, to the effect that all financing statements, continuation statements, notices and other instruments required by applicable law have been recorded or filed or re-recorded or refiled in such manner and in such places required by law in order fully to preserve and protect the rights of the Trustee (i) in the lien granted pursuant to the Mortgage in the Mortgaged Property, (ii) in the security interest granted pursuant to the Security Agreement, and (iii) in the granting by the Issuer of certain rights of the Issuer, pursuant to the Indenture, under this Loan Agreement, the Note, the Mortgage and the Security Agreement, as against creditors of or purchasers for value from, the Issuer or the Borrower.

              (2) The Borrower and the Issuer shall execute and deliver all instruments and shall furnish all information and evidence deemed necessary or advisable by such Counsel to enable it to render the opinion referred to in subsection (a) of this Section. The Borrower shall file and refile and record and re-record or cause to be filed and refiled and recorded and re-recorded all instruments required to be filed and refiled and recorded or re-recorded pursuant to the opinion of such Counsel and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be outstanding, except as otherwise required by this Loan Agreement.

         Section VII.4 Notice of Event of Taxability. The Borrower shall give prompt written notice to the Issuer, the Bondholder and the Trustee of the filing by the Borrower of any statement, tax schedule, return or document with the Internal Revenue Service which discloses that an Event of Taxability shall have occurred and its receipt of any oral or written advice from the Internal Revenue Service that an Event of Taxability shall have occurred.

         Section VII.5 Administrative Expenses. The Borrower shall pay to or for the account of the Issuer , the Bondholder or the Trustee, as applicable, within thirty (30) days after notice thereof all reasonable costs and expenses incurred by such person in connection with the financing, construction and administration of the Project, except such as may be paid out of the proceeds of the Bonds, including, without limitation, the costs of administering and enforcing this Loan Agreement and the other Bond Documents, the fees and expenses of the Issuer, the Bondholder and Trustee and the fees and expenses of attorneys, consultants and others retained by or on behalf of such person. To the extent permitted by law, all elements of Administrative Expenses shall bear interest at the Overdue Rate from and after the date upon which payment of the same becomes due and payable and the term "Administrative Expenses" shall automatically be deemed to include such interest at the Overdue Rate.

         Section VII.6 Covenants with Respect to Tax Exemption. While the Bonds bear interest at the Tax-Exempt Rate, the Borrower represents, warrants and covenants to the Issuer, for the benefit of any Person who shall at any time be or become a holder of the Bonds that it has taken no action and will take no action or fail to take any required action the consequence of which would be to forego, jeopardize or terminate the exemption of interest on the Bonds from Federal income tax; provided, however, that failure to comply with this covenant shall result in a Determination of Taxability and shall not constitute an Event of Default under Section 9.1 of this Loan Agreement.

         The Borrower covenants that it will comply with all requirements of the Enabling Act (and the Code while the Bonds bear interest at the Tax-Exempt Rate) with respect to the use of the proceeds of the Bonds and that it will file, deliver or execute, or cause to be filed, all statements or notices required thereby.

         Whenever the Issuer shall be required to file, deliver or execute, or produce any reports, notices or other documents while the Bonds are Outstanding, the Borrower shall furnish or cause the proper Person to furnish in due time to the Issuer, through Counsel for the Issuer, the completed form of such report, notice or other required document, together with (a) a certification by the Borrower or other proper Person required to provide information that such document is accurate and (b) an opinion of bond counsel addressed to the Issuer that the report or other document is not in violation of any provision of law or of the documents constituting the complete transcript of proceedings relating to the issuance of the Bonds and that such report, notice or other required document meets the legal requirements for such filing, delivery or execution. In the event of the failure or refusal of the Borrower or other proper Person to comply with this provision, the Borrower agrees to pay the statement for attorney's fees and administrative time presented by the Issuer for filing, delivering or executing such report or document, such statement to be paid within thirty (30) days after presentation by the Issuer.

         Section VII.7 Financial Covenants. Until all of Borrower's obligations under the Bond Documents are paid in full, Borrower agrees that, unless the Bondholder otherwise consents in writing, it will:

              (1) Net Worth. Not permit at any time during any fiscal quarter, measured as of the last day of the most recently completed fiscal quarter set forth below, Net Worth to be less than the amount set forth below across from such fiscal quarter:

                  Fiscal Quarter Ending                       Net Worth

                           09/30/97                           $28,000,000
                           12/31/97                           $28,000,000
                           03/31/98                           $28,000,000
                           06/30/98                           $28,000,000
                           09/30/98                           $28,000,000
                           12/31/98 and thereafter            $32,000,000

              (2) Capital Expenditures. Not, and not permit any Subsidiary to, purchase or otherwise acquire (including, without limitation, acquisition by way of Capitalized Lease), or commit to purchase or otherwise acquire, any fixed asset if, after giving effect to such purchase or other acquisition, (A) the aggregate capitalized cost of all fixed assets purchased or otherwise acquired (other than by means of a Capitalized Lease) by Borrower and its Subsidiaries on a consolidated basis plus (B) the aggregate annual payments under Capitalized Leases (excluding the portion thereof representing imputed interest) of Borrower and its Subsidiaries on a consolidated basis (excluding, in each of (A) and (B), (a) any fixed asset which constitutes a replacement for an asset which was the subject of a casualty or governmental taking to the extent the purchase or other acquisition thereof is funded by insurance proceeds or other payments received as a result of such casualty or taking; (b) the first $675,000 of capital expenditures related solely to removal of underground storage tanks or other environmental problems at Borrower's restaurant locations; and (c) any capital expenditures (excluding the capital expenditures financed with the proceeds from the Bonds)) would exceed $3,500,000 in Fiscal Year 1997 and in any Fiscal Year thereafter.

              (3) Interest Coverage Ratio. Not permit, on the last day of any fiscal quarter set forth below, the ratio of (a) Borrower's EBITDA for the four
(4) fiscal quarters then ended to (b) Borrower's consolidated interest expense (but excluding from the calculation thereof all interest expense with respect to Additional Revolving Loan) for the four (4) fiscal quarters then ended to be less than the ratio set forth below opposite such fiscal quarter:

             Fiscal Quarter Ending                           Ratio

                 09/30/97                                    3.00:1
                 12/31/97                                    3.00:1
                 03/31/98 and thereafter                     4.00:1

              (4) Funded Debt/EBITDA Ratio. Not permit, on the last day of any fiscal quarter set forth below, the Funded Debt/EBITDA Ratio to be more than the ratio set forth below opposite such fiscal quarter:

             Fiscal Quarter Ending                           Ratio

                 09/30/97                                    2.50:1
                 12/31/97                                    2.25:1
                 03/31/98                                    2.25:1
                 06/30/98                                    2.25:1
                 09/30/98                                    2.25:1
                 12/31/98                                    2.25:1
                 03/31/99 and thereafter                     2.00:1

         Section VII.8 Release and Indemnification Covenants.

              (1) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Issuer, the Trustee, and the Bondholder and their respective members, officers, employees, and agents and officials from and against any and all losses, claims, damages, taxes (including interest and penalties), costs and expenses (including reasonable attorneys' fees, whether prior to, during or after trial or in the event of any appeal) and liabilities arising from, in connection with, or as a result of the issuance of the Bonds, the execution and delivery of this Loan Agreement, the Mortgage, the Security Agreement, the Environmental Agreement, the Indenture, and other documents executed in connection with the foregoing, the performance and observance by or on behalf of the Issuer and the Trustee of those things on the part of the Issuer and the Trustee agreed to be performed or observed hereunder and thereunder, or the Acquisition of the Project or the use and operation of the Plant, or the costs of enforcement (including reasonable attorneys' fees) of any obligations of the Borrower hereunder or under the Bonds, the

Mortgage, the Security Agreement or any related documents, including any and all liability or loss, costs or expense, including reasonable attorneys' fees incurred in connection with, or pertaining to the issuance, sale or delivery of the Bonds, and arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any applicable state securities laws; provided, however, that such indemnity for liabilities under securities law shall be subject to the limitation that such indemnity shall not have been determined by a binding legal precedent to be void as contrary to public policy. The Borrower shall indemnify and hold the Issuer and the Trustee harmless as aforesaid, and upon notice from the Issuer or the Trustee, the Borrower shall, at its own expense, defend them or any of them in any such action or proceeding.

              (2) Notwithstanding the fact that it is the intention of the parties hereto that the Issuer shall not incur any pecuniary liability by reason of the terms of this Loan Agreement or the undertakings required of the Issuer hereunder, by reason of the issuance of the Bonds, by reason of the execution of the Indenture or by reason of the performance of any act requested of the Issuer by the Borrower, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulation pertaining to the foregoing; nevertheless, if the Issuer should incur any such pecuniary liability, then in such event the Borrower shall indemnify and hold the Issuer harmless against all claims, demands or causes of action whatsoever, by or on behalf of any Person arising out of the same or out of any offering statement or lack of offering statement in connection with the sale or resale of the Bonds and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice form the Issuer, the Borrower shall defend the Issuer in any such action or proceeding. All references to the Issuer in this Section 7.8 shall be deemed to include its commissioners, members, directors, officers, employees, attorneys, and agents.

              (3) Notwithstanding anything to the contrary contained herein or in any of the Bonds or the Indenture, or in any other instrument of document executed by or on behalf of the Issuer in connection herewith, no stipulation, covenant, agreement or obligation contained herein or therein shall be deemed or construed to be a stipulation covenant, agreement or obligation of any present or future member, commissioner, director, trustee, officer, employee or agent of the Issuer, or of any incorporator, member, commissioner, director, trustee, officer, employee or agent of any successor to the Issuer, in any such person's individual capacity, and no such person, in his individual capacity, shall be liable personally for any breach or non-observance of or for any failure to perform, fulfill or comply with any such stipulations, covenants, agreements or obligations, nor shall any recourse be had for the payment of the principal of, premium, if any, or interest on any of the Bonds or for any claim based thereon or on any such stipulation, covenant, agreement or obligation, against any such person, in his individual capacity, either directly or through the Issuer or any successor to the Issuer, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such person, in his individual capacity, is hereby expressly waived and released.

              (4) Notwithstanding anything to the contrary contained herein or in any of the Bonds or the Indenture, or in any other instrument or document executed by or on behalf of the Issuer in connection herewith, (i) the Issuer shall have no obligation to take action under this

Loan Agreement, the Indenture, the Bonds or such other instruments or documents, unless the Issuer is requested in writing by an appropriate Person to take such action and is provided with indemnity and assurances satisfactory to it or payment of or reimbursement for any expenses (including attorneys' fees) to be incurred in such action, (ii) no member of the Issuer or any officer, attorney, employee or agent of the Issuer shall be personally liable to the Borrower, the Trustee or any other person for any action taken by the Issuer or by its officers, attorneys, agents or employees, or for any failure to take action, under this Loan Agreement, the Indenture, the Bonds or such other instruments or documents, except that the Issuer agrees to take or refrain from taking any action required by an injunction or required to comply with any final judgment for specific performance; and (iii) any judgment rendered against the Issuer for breach of its obligations under this Loan Agreement, the Indenture, the Bonds or such other instruments or documents, shall be payable solely from the Project Fund, and no personal liability or charge payable directly or indirectly from the general funds of the Issuer shall arise therefrom.

         The foregoing provisions of this Section 7.8 shall survive the payment, prepayment or redemption of the Bonds and the termination of this Loan Agreement and the Indenture.

         Notwithstanding anything to the contrary contained herein, the Borrower shall have no liability to indemnify the Issuer against claims or damages resulting from the Issuer's own gross negligence or willful misconduct.

         Section VII.9 Encumbrance Covenants. Until Payment of the Bonds shall have occurred, the Mortgaged Property shall remain free and clear of any lien, encumbrance, mortgage, security interest, and secondary financing whatsoever, and shall not be sold, conveyed, transferred, or leased with the exception of any Permitted Encumbrances.

         The Borrower shall not, and shall not permit any Subsidiary to, create or permit to exist any Lien with respect to any of its property, revenue or assets now owned or hereafter acquired, except: (a) Liens for Taxes which are not delinquent or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other similar legislation or regulations; (d) Liens in connection with the acquisition of property after the date of this Loan Agreement by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired (and proceeds thereof and accessions thereto), if (i) except in the case of a Capitalized Lease, the Indebtedness secured thereby does not exceed 75% of the fair market value of such property at the time of the acquisition thereof and (ii) the aggregate principal and interest payments of the Indebtedness of Borrower and its Subsidiaries secured by such Liens does not exceed (w) $450,000 in Fiscal Year 1996, (x) $900,000 in Fiscal Year 1997, (y) $1,350,000 in Fiscal

Year 1998, and (z) $1,500,000 in any Fiscal Year thereafter; (e) liens on real property and any related fixtures (and proceeds thereof and accessions thereto) securing loans to Borrower obtained after the date of this Loan Agreement, provided the initial amount of the loan secured by any such Lien is not more than 75% of the appraised value of the real property securing such loan; (f) Liens in favor of Bond Purchaser; (g) Liens listed on Schedule 5.16 of the Amended and Restated Loan Agreement (and in the case of Capitalized Leases listed or referred to thereon, Capitalized Leases entered into after the date of this Loan Agreement for the same property or assets, provided that any increase in the Indebtedness payable under such new Capitalized Leases shall be permitted, and count against the limitations set forth, under clause (d)(ii) above); (h) lessor's Liens and reasonable deposits pursuant to operating leases permitted hereunder under which Borrower or a Subsidiary is the lessee; (i) Liens disclosed in the ALTA Title Loan Insurance Policies and ALTA Class A Surveys delivered pursuant to Section 8.1.10(c) of the Original Loan Agreement, or otherwise under the Original Loan Agreement or the Existing Loan Agreement, or disclosed in the title insurance policies delivered pursuant to Section 6.3 hereof, and not objected to by Bond Purchaser on or prior to the Second Restatement Date; (j) zoning or building restrictions and other minor encumbrances on and defects in title to real property which do not materially impair the use or value thereof; (k) Liens incurred or deposits made to secure the performance of surety or appeal bonds and attaching to property not exceeding $200,000; (l) attachment or judgment Liens not exceeding $200,000; (m) bankers' liens arising by operation of law in connection with the Depositary Accounts; and (n) Liens consented to in writing by Bond Purchaser.

         Section VII.10 Financial Statements. The Borrower shall furnish to Bond Purchaser in form reasonably satisfactory to Bond Purchaser:

              (1) Annual Audit Report. Within ninety (90) days after each Fiscal Year of Borrower, a copy of the annual audit report of Borrower and its consolidated Subsidiaries prepared on a consolidated (and, if requested by Bond Purchaser, consolidating) basis in conformity with GAAP and certified by an independent certified public accountant who shall be of recognized national standing or otherwise reasonably satisfactory to Bond Purchaser, together with
(i) a letter from such  accountant in the form acceptable to the Bond Purchaser,
(ii) a certificate from such accountant containing a computation of, and showing compliance with, each of the financial covenants contained herein, and (iii) a certificate from such accountant to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or, if such accountant has become aware of any such event, describing it;

              (2) Quarterly  Financial  Statement.  Within  forty-five (45) days after the end of each calendar quarter of each Fiscal Year, a copy of the unaudited financial statement of (x) Parent and its consolidated Subsidiaries,
(y)  the  Bickford's  Business,   and  (z)  the  Cues  Business  prepared  on  a
consolidated basis in conformity with GAAP (subject to normal year-end adjustments and except that such statements need not include notes), signed by Borrower's chief financial officer and consisting of at lest a balance sheet as at the close of such quarter and statements of earnings and cash flows for such quarter and for the period from the beginning of such Fiscal Year to the close of such quarter;

              (3) Officer's Certificate. Together with the financial statements furnished by Borrower under the preceding clauses (a) and (b) (but only for the calendar quarters ended on March, June and September), a certificate of Borrower's chief financial officer or treasurer, dated the date of such annual audit report or such monthly financial statements, as the case may be, containing a statement that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial covenants contained herein; and

              (4) Management Letters. Promptly upon receipt thereof, a copy of any "management letter" or other material communication from Borrower's auditors (including a copy of any such letter which accompanies the audit report referred to in clause (a)).

              (5) Same Store Sales Reports. Not later than July 31 and January 31 of each year, a report for each of Borrower's restaurants and stores of sales for the preceding six months and year-to-date, with a comparison of such sales figures to the corresponding period in the prior Fiscal Year, all in form reasonably satisfactory to Bond Purchaser.

              (6) SEC and Other Reports. Copies of each filing and report made by Parent with or to any securities exchange or the Securities and Exchange Commission and of each communication from Parent to shareholders generally, promptly upon the filing or making thereof;

              (7) Other Reports. Promptly from time to time, such other reports and information as Bond Purchaser may reasonably request.

         Section VII.11 Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, incur or permit to exist any Indebtedness (including, but not limited to, Indebtedness as lessee under Capitalized Leases), except:
(a) Indebtedness under the terms of this Loan Agreement;  (b) Subordinated Debt;
(c) other  Indebtedness  outstanding  on the date  hereof and listed on Schedule
5.15 to the Amended and Restated Loan Agreement; (d) Indebtedness hereafter incurred in connection with Liens permitted under Section 7.9; and (e) other Indebtedness approved in writing by Bond Purchaser.

         Section VII.12 Additional Information. Until Payment of the Bonds shall have occurred, the Borrower shall promptly, from time to time, deliver or cause to be delivered to the Bondholder, the Trustee and the Issuer such information regarding the operations, business affairs and financial condition of the Borrower and the Guarantor as the Bondholder, the Trustee and the Issuer may reasonably request in writing.

         Section VII.13 Restricted Payments . The Borrower shall not purchase or redeem any shares of its stock (other than for stock of Borrower), declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders as such (other than distributions of stock of Borrower) or set aside any funds for any such purpose, not prepay, purchase or redeem, and not permit any Subsidiary to purchase, any Subordinated Debt, not make any advances to Parent and, if an Event of Default or Unmatured Event of Default exists or would result therefrom, not, and not permit any Subsidiary to, pay any management or similar fees to Parent or any of its affiliates pursuant to the terms of the Management Agreement (except that any such fees may be paid whether or not an Event of Default or Unmatured Event of Default exists or would result therefrom, solely to the extent such fees are to pay regular salaries (and not bonuses) of any employees or officers of Parent); provided, however, that: (a) Borrower may pay dividends and advances to Parent in an aggregate amount not exceeding 50% of Borrower's Excess Cash Flow for the immediately preceding Fiscal Year so long as (i) Bond Purchaser shall have received Borrower's annual audit report pursuant to Section 7.10 for such preceding Fiscal Year, (ii) after giving effect to any such proposed dividend or advance, the amount of the Revolving Loan Availability will exceed the outstanding principal amount of the Revolving Loans by at least $500,000, (iii) no Event of Default or Unmatured Event of Default shall then exist or will result from any such dividend payment or advance, and (iv) Borrower shall have given Bond Purchaser prior written notice of any such proposed dividend or advance and certified its compliance with this Section 7.13; (b) Borrower may, within 60 days after obtaining the proceeds of any loan permitted pursuant to
Section 5.15(e) of the Amended and Restated Loan Agreement, pay a dividend or advance to Parent in an amount not exceeding 25% of the proceeds of such loan so long as the conditions specified in sub-clauses (ii), (iii) and (iv) of clause
(a) above have been met; (c) Borrower may make scheduled payments of principal of and interest on the Subordinated Note, so long as the conditions specified in sub-clauses (ii), (iii) and (iv) of clause (a) above have been met (it being understood that each reference to a "dividend" in such sub-clauses shall be deemed, for purposes of this clause (c), to be a reference to the relevant payment on the Subordinated Note); and (d) Borrower may, within ten (10) days after obtaining the proceeds of any Supplemental Revolving Loan, pay a dividend or advance in the amount of such proceeds of such Loan to Parent to be used by Parent as specified by Section 5.25 of the Amended and Restated Loan Agreement so long as the conditions specified in sub-clauses (iii) and (iv) of clause (a) above have been met. Dividends and advances permitted and paid under clause (a),
(b) or (d) of the foregoing sentence shall not reduce the amount of dividends or advances payable under any other such sub-clause.

         Section VII.14 Sale of Assets. The Borrower covenants that, unless the Bondholder otherwise consents in writing, it will not sell, assign, transfer, convey, grant a lien on or security interest in or otherwise dispose of all or substantially all of its assets (including, but not limited to, the Plant).

         Section VII.15 Litigation. The Borrower shall notify the Trustee and the Bondholder of any pending litigation or claims against it wherein another party seeks damages against it where the aggregate of such litigation or claims (or portions thereof) is in excess of $50,000.00, which is not fully covered by insurance, or any litigation or claims seeking damages or equitable relief which, if granted, would materially interfere with the Acquisition of the Project or the operation of the Plant as hereby contemplated.

         Section VII.16 Patents, Trademarks. The Borrower shall take all reasonable steps to preserve and protect its patents, licenses, permits, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets and other proprietary information used or useful in connection with its operation at the Plant and shall maintain all of its other properties and assets used or useful in the conduct of its business at the Plant in good repair, working order and condition and from time to time cause to be made all proper replacements, betterments and improvements thereto.

         Section VII.17 Default Certificates. The Borrower shall deliver to the Trustee and the Bondholder forthwith, upon obtaining knowledge of an Event of Default hereunder or under the Note, the Indenture, the Mortgage, the Security Agreement, the Guaranty, the Environmental Agreement, or an event which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both, a certificate of the Borrower specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

         Section VII.18 Notification to Trustee. The Borrower shall notify the Trustee and the Bondholder in writing promptly, but in any event within five (5) Business Days, of the occurrence of any of the following with respect to the
Borrower:

              (1) any event or condition which shall constitute an event of default under any other agreement for borrowed money;

              (2) any levy of an attachment, execution or other process against its assets, which may materially adversely affect the financial condition or operation of the Borrower;

              (3) any change in any existing agreement or contract which may materially adversely affect its business or affairs, financial or otherwise; and

              (4) any change in the ownership or control of the Borrower (provided, however, any such change in ownership or control shall be subject to the limitations of Section 7.23 hereof).

         Section VII.19 Books of Record and Account.

              (1) The Borrower shall keep proper books of record and accounts in which full, true and correct entries shall be made of its transactions in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

              (2) The Borrower shall set aside on its books from its earnings for each Fiscal Year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such Fiscal Year, as shall be required in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

         Section VII.20 Observe Laws. The Borrower shall observe or cause to be observed all laws, regulations and other valid requirements of any regulatory authority with respect to the operations at the Plant.

         Section VII.21 Acceptance of Indenture. The Borrower accepts the terms and provisions of the Indenture and agrees to perform or cause to be performed all duties and obligations, expressed or implied, of the Borrower thereunder.

         Section VII.22 Reserved.

         Section VII.23 Merger, Purchase and Sale. The Borrower shall not, and shall not permit any Subsidiary to: (a) be a party to any merger, liquidation or consolidation, provided that any Subsidiary may merge with and into, or liquidate into, Borrower or another Subsidiary; (b) except in the normal course of its business or as otherwise permitted herein, sell, transfer, convey, lease or otherwise dispose of any of the Project; or (c) purchase or otherwise acquire all or substantially all the assets of any Person (unless and to the extent that such assets constitute no more than two (2) restaurant locations in any Fiscal Year; it being understood and agreed that the addition of new restaurant locations solely through the assumption or incurrence of lease obligations shall not be deemed to be a purchase for purposes of this clause (c)).

         Section VII.24 Changes in Control. Until Payment of the Bonds shall have occurred, unless the Bondholder has otherwise given its prior written consent, the Parent shall own all of the Borrower's issued and outstanding voting stock and shall control the Borrower. For purposes of this Loan Agreement, a Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

         Section VII.25 ERISA. No material employee benefit plan established or maintained by the Borrower or any Subsidiary or Affiliate of the Borrower (including any multiemployer plan to which the Borrower or any Affiliate of the Borrower contributes) which is subject to Part 3 of Subtitle B of Title I of ERISA had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which Part 3 of Subtitle B of Title I of ERISA applied, and no material liability to the Pension Benefit Guaranty Corporation, has been, or is expected by the Borrower or any Affiliate of the Borrower to be, incurred with respect to any such plan by the Borrower or any Affiliate of the Borrower.

         Neither the Borrower nor any Subsidiary is required to contribute to or is contributing to a "Multiemployer Pension Plan" (as such term is defined in the Multiemployer Pension Plan Amendments Act of 1980). Neither the Borrower nor any Subsidiary has any "withdrawal liability" (as also defined in such Act) to any multiemployer pension plan.

         Section VII.26 Notice of Plan Events, Termination and Litigation. As soon as possible and in any event within 30 Days after the Borrower knows or has reason to know that any Reportable Event or a Prohibited Transaction with respect to any plan has occurred or that the Pension Benefit Guaranty Corporation or the Borrower or any Related Entity has instituted or will institute proceedings under ERISA to terminate a Plan, or a partial termination of a Plan has or is alleged to have occurred, or more than twenty percent (20%) of the total number of employees who are participants in a Plan will sever, or have severed, their employment due to a decision to cease operations at a facility or facilities or to reduce the work force, or any litigation regarding a Plan or naming the trustee of a Plan or the Borrower or any Related Entity with respect to a Plan is threatened or instituted, or the purchase, acceptance, holding or sale of customer notes by a Plan fails to comply with Prohibited Transactions Exemption 85-68 published on April 3, 1985, the Borrower will provide the Bondholder and the Trustee copies of the written statement of the chief financial officer of the Borrower setting forth details of such Reportable Event, Prohibited Transaction, termination proceeding, partial termination, litigation or prohibited transaction and the action being or proposed to be taken with respect thereto, together with copies of the notice of such Reportable Event or any other notices, applications or forms submitted to the Pension Benefit Guaranty Corporation, Internal Revenue Service or the United States Department of Labor, and copies of any notices or correspondence received from the Pension Benefit Guaranty Corporation, Internal Revenue Service or the United States Department of Labor, and copies of any pleadings, notices or other documents relating to such litigation.

         Section VII.27 Plan Annual Reports. Promptly after the filing thereof with the Internal Revenue Service or the Pension Benefit Guaranty Corporation, the Borrower will provide to the Bondholder copies of each annual report and annual premium filing form which is filed with respect to each Plan for each plan year, including (i) a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by the trustee of the Plan or the independent certified public accountants for such and (ii) if required by law or applicable regulations, an actuarial statement of such Plan applicable to such plan year, certified by the actuary for the Plan.

         Section VII.28 Plan Liabilities. Neither the Borrower nor any Related Entity will permit the aggregate present value of accrued benefits of any Plan, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Bondholder, to exceed the aggregate value of asserts of the Plans, computed on a fair market value basis, or permit the aggregate present value of vested benefits of the Plans, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Bondholder and the Trustee, to exceed the aggregate value of assets of the Plans, computed on a fair market value basis.

         Section VII.29 Notice of Adoption of Plan. As soon as possible and in any event within 30 Days after the Borrower or any Related Entity adopts a new Plan, the Borrower or such

Related Entity shall notify the Bondholder and the Trustee of the adoption of the new Plan. Adoption of a new Plan shall include the adoption of the new Plan by the Borrower or such Related Entity as well as inclusion of employees of the Borrower or such Related Entity under the Plan of another corporation.

         Section VII.30 Guaranties. The Borrower shall not, and shall not permit any Subsidiary to, become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for the endorsement, in the ordinary course of collection , of instruments payable to it or its order.

         Section VII.31 Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, acquire any stock or similar interest in any Person, and not create, establish or acquire any Subsidiaries other than those existing on the Second Restatement Date.

         Section VII.32 Leases. The Borrower shall not enter into or permit to exist, or permit any Subsidiary to enter into or permit to exist, any arrangements for the leasing by Borrower or such Subsidiary, as lessee under a lease which is not a Capitalized Lease, of any real or personal property (or any interest therein) other than under (a) leases in existence on the Second Restatement Date and listed on Schedule 4.15 to the Amended and Restated Loan Agreement and extensions and renewals thereof (provided that any increase in the rental payments thereunder will count against the permitted lease rentals in clause (b) below) and (b) leases entered into after the Second Restatement Date having base rentals not exceeding (in the aggregate for all such leases) (i) $400,000 in Fiscal Year 1996, (ii) $800,000 in Fiscal Year 1997, and (iii) $1,200,000 in Fiscal Year 1998.

         Section VII.33 Unconditional Purchase Options. The Borrower shall not enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         Section VII.34 Use Of Proceeds. The Borrower shall not use or permit any proceeds of the Bonds to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (i) "purchasing or carrying" any Margin Stock, and shall furnish to Bond Purchaser, upon request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Federal Reserve Board or (ii) funding all or any part of any hostile take-over or tender offer.

         Section VII.35 Transactions with Related Parties. The Borrower shall not, and shall not permit any Subsidiary to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party; provided, however, that the foregoing shall not prohibit (a) the existence or performance of the Management Agreement; (b) the transactions contemplated under the Recapitalization Agreement; or (c) any other transaction or arrangement permitted by any other provision of this Agreement.

         Section VII.36 Borrower's and Subsidiaries' Stock. The Borrower shall not permit any Subsidiary to purchase or otherwise acquire any shares of the stock of Borrower, and not take any action, or permit any Subsidiary to take any action, which will result in a decrease in Borrower's ultimate ownership interest in any Subsidiary.

                                  ARTICLE VIII

                  ASSIGNMENT, LEASING, SELLING AND ENCUMBERING

         Section VIII.1 Assignment of Loan Agreement, Sale or Encumbering of Plant by the Borrower. Except as expressly permitted under the terms of the Mortgage and the Security Agreement, or otherwise with the prior written consent of the Issuer and the Bondholder (which consent may be withheld for any reason), the rights of the Borrower under this Loan Agreement may not be assigned, and the Mortgaged Property may not be leased, sold, encumbered or otherwise disposed of as a whole or in part.

         Section VIII.2 Restrictions on Transfer of Issuer's Rights. The Issuer agrees that, except for the assignment made pursuant to the Indenture of certain of its rights under this Loan Agreement, the Mortgage, the Security Agreement, the Environmental Agreement, and its pledge of the Note, endorsed without recourse to the order of the Trustee, to the Trustee as security pursuant to the Indenture, it will not during the term of this Loan Agreement sell, assign, transfer or convey any of its interests in this Loan Agreement, the Mortgage, the Security Agreement, the Environmental Agreement, or the Note except as hereinafter provided in Section 8.3.

         Section VIII.3 Assignment by the Issuer. It is understood, agreed and acknowledged that the Issuer, as security for payment of the principal of, premium, if any, and interest on the Bonds, will grant to the Trustee pursuant to the Indenture, inter alia, certain of its rights, title and interest in and to this Loan Agreement, the Mortgage, the Security Agreement, the Environmental Agreement, and pledge the Note, endorsed as aforesaid, to the Trustee as security, and the Borrower hereby assents to such assignment and pledge.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

         Section IX.1 Events of Default Defined. The term "Event of Default" shall mean any one or more of the following events:

              (1) The failure by the Borrower to pay when due any payment of principal of, or interest on or other amount payable under the Note or this Loan Agreement.

              (2) The failure of the Borrower to perform any of its obligations under or otherwise comply with the provisions of Section 6.4, 7.4, 7.7, 7.8, or
7.23 hereof.

              (3) The occurrence of an "Event of Default" or a default or event of default under any of the Indenture, the Mortgage, the Security Agreement, the Guaranty, or the Environmental Agreement.

              (4) Any  representation  or warranty of the Borrower  contained in
Section 2.2 hereof, or in any document, instrument or certificate delivered pursuant hereto or to the Indenture or in connection with the issuance and sale of the Bonds shall be false, misleading or incomplete in any material respect on the date as of which made.

              (5) Failure by the Borrower to observe and perform any covenant, condition or agreement on the part of the Borrower under the Note or this Loan Agreement, other than as referred to in the preceding paragraphs of this Section 9.1, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Borrower by the Issuer or the Trustee.

              (6) The  commencement  against the Borrower of an involuntary case under the Bankruptcy Code, or any other applicable federal or state bankruptcy, insolvency or other similar law, or of any action or proceeding for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property, or for the winding up or liquidation of its affairs and the continuance of any such case, action, or proceeding unstayed and in effect for a period of thirty (30) consecutive days.

              (7) The commencement by the Borrower of a voluntary case under the Bankruptcy Code, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to, or its acquiescence in the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by it of or the consent by it to any assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due, or the taking of any action by the Borrower in furtherance of any of the foregoing.

              (8) Failure by the Borrower to pay, when due or within any applicable grace period, any amount owing on account of any Indebtedness, or the failure by the Borrower to observe or perform any covenant or undertaking on its part to be observed or performed in any agreement evidencing, securing or relating to such Indebtedness, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee for such holder or holders) to cause such obligation to become due prior to its stated maturity.

              (9) The entry of a final judgment, which with other outstanding final judgments against the Borrower exceeds an aggregate of $250,000.00 and not covered by insurance shall be rendered against the Borrower, and if within sixty
(60) days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal, or if within thirty (30) days after the expiration of any such stay such judgment shall not have been discharged.

              (10) If a Reportable Event, which the Bondholder determines, in its sole discretion, has created or is likely to create a material adverse effect on the Borrower's or any Subsidiary's overall business operation, shall have occurred in connection with any Plan maintained by the Borrower or any Related Entity.

              (11) Default in the payment, when due or declared due, of any of the Liabilities.

              (12) Non-Payment of or Default under Other Indebtedness. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, Borrower, any other Obligor or any Subsidiary (other than (i) any Indebtedness under this Agreement and the Note, or (ii) any Indebtedness of any Subsidiary to Borrower or to any other Subsidiary), or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables the holder or holders of any such Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness; provided that the aggregate amount of all such Indebtedness which is so affected shall equal or exceed $200,000.

         Section IX.2 Remedies on Default. If Payment of the Bonds shall not have been made, whenever any Event of Default referred to in Section 9.1 hereof shall have happened and shall not have been waived:

              (1) The Issuer or the Trustee may, by written notice declare all installments of principal payable pursuant to the Note for the remainder of the term thereof and all Administrative Expenses to be immediately due and payable, whereupon the same, together with accrued interest thereon as provided for in the Note and this Loan Agreement, shall become immediately due and payable without presentment, demand, protest or any other notice whatsoever, all of which are hereby expressly waived by the Borrower; provided, however, all such amounts shall automatically be and become immediately due and payable without notice upon the occurrence of any event described in Section 9.1(g) or 9.1(h) hereof, which notice the Borrower hereby expressly waives.

              (2) The Issuer or the Trustee may take whatever other action at law or in equity may appear necessary or desirable to collect the amounts payable pursuant to the Note and this Loan Agreement then due and thereafter to become due, or to enforce the performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement or under any of the other Bond Documents.

              (3) The Issuer or the Trustee may exercise any and all remedies available to it under this Loan Agreement, the Note, the Mortgage, the Security Agreement, the Guaranty, or the Environmental Agreement.

              (4) The Trustee shall have all remedies available to a "secured party" under the Uniform Commercial Code of the State and shall have all remedies provided for in the Indenture and may foreclose its security interest against any one or more (or all) items of machinery, equipment or other personal property comprising a part of the Mortgaged Property.

In the enforcement of the remedies provided in this Section 9.2, the Issuer may treat all reasonable expenses of enforcement, including, without limitation, legal (whether or not suit is instituted and whether incurred in connection with trial or any appellate proceeding), accounting and advertising fees and expenses, as additional Administrative Expenses payable by the Borrower then due and owing and the Borrower agrees to pay such additional amounts upon demand, the amount of such legal fees to be without regard to any statutory presumption.

         Section IX.3 Application of Amounts Realized in Enforcement of Remedies. Any amounts collected pursuant to action taken under Section 9.2 hereof shall be paid to the Trustee and applied to the payment of, first, any costs, expenses and fees incurred by the Issuer and the Trustee as a result of taking such action; second, any interest which shall have accrued on any overdue interest and any accrued interest on any overdue principal of the Bonds at the rate set forth in the Bonds; third, any overdue interest on the Bonds; fourth, any overdue principal of the Bonds; fifth, the outstanding principal balance of the Bonds; and sixth, if Payment of the Bonds shall have been made, all remaining moneys as required by law.

         Section IX.4 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or any of the other Bond Documents or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

         Section IX.5 Agreement to Pay Attorneys' Fees and Expenses. In any Event of Default, if the Issuer or the Trustee employs attorneys or incurs other expenses for the collection of amounts payable hereunder or for the enforcement of the performance or observance of any covenants or agreements on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees of such attorneys (whether or not suit is instituted and whether incurred in connection with trial, rehearing or retrial or any appellate or bankruptcy proceeding) and such other reasonable expenses so incurred by the Issuer or the Trustee the amount of such fees of attorneys to be without regard to any statutory presumption.

                                    ARTICLE X

                                   PREPAYMENTS

         Section X.1 Optional Prepayments.

              (1) The Borrower may, at any time, prepay all or any part of the principal of the Note; provided, all prepayments shall be made in immediately available funds and with accrued interest to the date of prepayment and that any prepayment of the Note in part shall be applied to unpaid installments of principal in inverse order of maturity. Any prepayment pursuant to this subsection (a) shall be made by the Borrower taking, or causing the Issuer to take, the actions required (i) for Payment of the Bonds, in the case of prepayment of the Note in whole, or (ii) to effect prepayment of less than all of the Bonds according to their terms in the case of a partial prepayment of the Note.

              (2) To  exercise  the  option  granted in  subsection  (a) of this
Section 10.1, the Borrower shall give written notice to the Issuer and the Trustee which shall specify therein (i) the date of the intended prepayment of the Note, which shall not be less than 5 nor more than 30 days from the date the notice is mailed and (ii) the principal amount of the Note to be prepaid. When given, such notice shall be irrevocable by the Borrower.

         Section X.2 Mandatory Prepayments.

              (1) In the event of a Determination of Taxability, the Borrower shall (i) on a date selected by the Borrower not more than 60 days following the date of the Determination of Taxability, pay to or for the account of the Bondholder and former Bondholder those amounts required to be paid pursuant to
Section 301(c)(i) and 301(c)(ii) of the Indenture and (ii) pay within 10 days of receipt of written demand therefor from any Bondholder or former Bondholder the amounts required to be paid pursuant to Section 301(c)(iii) and 301(c)(iv) of the Indenture. Immediately upon the occurrence of a Determination of Taxability, the Borrower shall notify the Issuer and the Trustee of the date selected for payment pursuant to this Section 10.2. The obligation of the Borrower contained herein with respect to the payment of amounts required to be paid in the event of a Determination of Taxability shall survive the termination of this Loan Agreement and the payment in full of the Note or the Bonds.

              (2) In the event of a Cessation of Operation of the Plant by the Borrower, the Borrower shall, on a date selected by the Borrower within 45 days after the date of Cessation of Operation, pay to or for the account of the then Bondholder the entire unpaid principal balance of the Note, if any, outstanding at the date of payment hereunder, plus accrued interest thereon to the date of such payment plus all other amounts otherwise due under the Note, this Loan Agreement and the Bonds.

              (3) Bondholder shall be entitled to tender the Bonds on the earlier of (i) any date on or after June 30, 2002, provided that Borrower shall have received not less than ninety

(90) days' prior written notice thereof from Bondholder, or (ii) the date on which the Amended and Restated Loan Agreement expires or is terminated for any reason, and the Borrower shall, on a date selected by the Bondholder, pay to or for the account of the then Bondholder the entire unpaid principal balance of the Note, if any, outstanding at the date of payment hereunder, plus accrued interest thereon to the date of such payment plus all other amounts otherwise due under the Note, this Loan Agreement and the Bonds.

         Section X.3 Other Mandatory Prepayments. The amounts required to be applied to the prepayment of the Note by Sections 4.3, 5.3 and 6.9 hereof shall be applied by the Borrower to prepay, together with accrued interest, all or a portion of the unpaid principal of the Note. Such prepayment shall be made by the Borrower taking, or causing the Issuer to take, the actions required (a) for payment of the Bonds, whether by redemption prior to the maturity or by payment at maturity, or (b) to effect the purchase, redemption or payment at maturity of less than all of the installments of principal on the Bonds in inverse order of their maturities.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section XI.1 References to the Bonds Ineffective After Bonds Paid. Upon Payment of the Bonds, all references in this Loan Agreement to the Bonds shall be ineffective and the Issuer and any holder of the Bonds shall not thereafter have any rights hereunder, excepting those that shall have theretofore vested and the right to receive certain payments pursuant to Section 10.2 (a) hereof as a result of a Determination of Taxability and the rights to the computation, reporting and payment of Rebate Amounts pursuant to the Tax Compliance Certificates.

         Section XI.2 No Implied Waiver. In the event any agreement contained in the Note or this Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach thereunder or hereunder. Neither any failure nor any delay on the part of the Issuer or the Trustee to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

         Section XI.3 Issuer Representative. Whenever under the provisions of this Loan Agreement the approval of the Issuer is required or the Issuer is required to take some action at the request of the Borrower, such approval shall be made or such action shall be taken by the Issuer Representative; and the Borrower, the Trustee and the Bondholder shall be authorized to rely on any such approval or action.

         Section XI.4 Borrower Representative. Whenever under the provisions of this Loan Agreement the approval of the Borrower is required or the Borrower is required to take some action at the request of the Issuer, such approval shall be made or such action shall be taken by the Borrower Representative; and the Issuer, the Trustee and the Bondholder shall be authorized to act on any such approval or action.

         Section XI.5 Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered by hand delivery or mailed by first class, postage prepaid, registered or certified mail, addressed as follows:

                  If to the Issuer, to

                  Orange County Industrial Development Authority
                  c/o Economic Development Commission of Mid-Florida, Inc. 200 E. Robinson Street, Suite 600
                  Orlando, Florida  32801
                  Attention: Daniel A. Lynch, Secretary

                  If to the Borrower, to

                  ELXSI
                  3600 Rio Vista Avenue
                  Orlando, FL 32811
                  Attention: Controller

                  If to the Trustee, to

                  SunTrust Bank, Central Florida, National Association 225 E. Robinson Street, Suite 250
                  Orlando, FL 32801
                  Attention:  Corporate Trust Department

                  If to the initial Bondholder, to

                  Bank of America National Trust
                  and Savings Association
                  231 S. LaSalle Street
                  Chicago, IL 60697
                  Attention: Marc J. Crady

         The Issuer, the Borrower, the Trustee or the Bondholder may, by notice given hereunder, designate from time to time any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section XI.6 If Payment or Performance Date is not a Business Day. If the specified or last date for the making of any payment, the performance of any act or the exercising of any right, as provided in this Loan Agreement, shall be a day which is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day; provided that interest shall accrue during any such period during which payment shall not occur.

         Section XI.7 Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns, subject to the provisions of Section 8.3 hereof.

         Section XI.8 Severability. In the event any provision of this Loan Agreement or the other Bond Documents shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

         Section XI.9 Amendments, Changes and Modifications. Subsequent to the issuance of the Bonds and prior to Payment of the Bonds, this Loan Agreement and the other Bond Documents, may not be effectively amended, changed, modified, altered or terminated except in accordance with the Indenture.

         Section XI.10 Execution in Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, and no one counterpart of which need be executed by all parties.

         Section XI.11 Applicable Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the State.

         Section XI.12 No Charge Against Issuer Credit. No provision hereof shall be construed to impose a charge against the general credit of the Issuer or any personal or pecuniary liability upon any member of the governing board, official, employee or agent of the Issuer.

         Section XI.13 Issuer Not Liable. Notwithstanding any other provision of this Loan Agreement, (a) the Issuer shall not be liable to the Borrower, the Trustee, any Bondholder or any other Person for any failure of the Issuer to take action under this Loan Agreement unless the Issuer (i) is requested in writing by an appropriate Person to take such action, (ii) is assured of payment of or reimbursement for any expenses in such action, and (iii) is afforded, under the existing circumstances, a reasonable period to take such action, and
(b) except with respect to any action for specific performance or any action in the nature of a prohibitory or mandatory injunction, neither the Issuer nor any member of the Issuer nor any other official, employee or agent of the Issuer shall be liable to the Borrower, the Trustee, any Bondholder or any other Person for any action taken by the Issuer or by its officers, servants, agents or employees, or for any failure to take action under this Loan Agreement or the other Bond Documents to which the Issuer is a party. In acting under this Loan Agreement, or in refraining from acting under this Loan Agreement, the Issuer may conclusively rely on the advice of its counsel.

         Section XI.14 Expenses. The Borrower agrees to pay all reasonable fees and expenses incurred in connection with the preparation, execution, delivery, modification, waiver and amendment of this Loan Agreement, the other Bond Documents and related documents, and the fees and expenses of bond counsel, counsel for the Issuer and any counsel for the Trustee. The Borrower also agrees to pay all expenses incurred by the Trustee or the Issuer in the protection of or enforcement of any of its rights in the collateral described in the Mortgage or the Security Agreement, or in collection of any indebtedness incurred hereunder in the event of default by the Borrower, provided that the amount of any legal fees so incurred shall be without regard to any statutory presumption.

         Section XI.15 Amounts Remaining with the Trustee. Any amounts remaining in the Project Fund, the Bond Fund or otherwise in trust with the Trustee under the Indenture or this Loan Agreement shall, after Payment of the Bonds and all Administrative Expenses in accordance with this Loan Agreement, be disbursed by the Trustee in accordance with the provisions of the Indenture or otherwise as may be required by law.

         Section XI.16 WAIVER OF JURY TRIAL. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY

MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LOAN AGREEMENT OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS LOAN AGREEMENT, INCLUDING WITHOUT LIMITATION, THE BOND DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ISSUER'S ISSUANCE OF THE BONDS AND LOAN OF THE PROCEEDS THEREOF TO THE BORROWER AND FOR ISSUER'S ACCEPTANCE OF AND/OR ENTRY INTO ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION WITH THIS LOAN AGREEMENT, INCLUDING WITHOUT LIMITATION, THE OTHER BOND DOCUMENTS FROM, OR WITH, THE BORROWER AND/OR THE GUARANTOR.

         IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Loan Agreement to be executed in their respective legal names by their duly authorized representatives, all as of the date first above written.

                                     ELXSI



                                     By:
                                        ----------------------------------------
                                     Name:    Alexander M. Milley
                                     Title:      President




                                     Attest:


                                     -------------------------------------------
                                     Name:    David Doolittle
                                     Title:      Vice President


                                     (CORPORATE SEAL)

                                     "BORROWER"


                                     ORANGE COUNTY INDUSTRIAL
                                     DEVELOPMENT AUTHORITY


                                     By:
                                        ----------------------------------------
                                     Name:    David A. Winteres
                                     Title:   Vice Chairman of the Orange County
                                              Industrial Development Authority



                                     Attest:

                                     -------------------------------------------
                                     Name:    Daniel A. Lynch
                                     Title:   Secretary of the Orange County
                                              Industrial Development Authority


                                     (SEAL)

                                    "ISSUER"

                                   EXHIBIT "A"

                                  Form of Note

AFTER THE ENDORSEMENT OF THIS NOTE AS HEREON PROVIDED, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO A SUCCESSOR OR ASSIGN OF THE TRUSTEE UNDER THE TRUST INDENTURE REFERRED TO IN THE LOAN AGREEMENT REFERRED TO HEREIN.

                                 PROMISSORY NOTE

$2,500,000.00                                                 September 24, 1997

         FOR VALUE RECEIVED, ELXSI, a California corporation (the "Borrower"), by this promissory note promises to pay to the order of Orange County Industrial Development Authority (the "Issuer") or holder hereof, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00), or so much thereof as has been advanced under the Loan Agreement (as hereinafter defined) and remains unpaid, in one hundred eighty (180) equal consecutive monthly installments each in the amount of $13,888.69, commencing October 1, 1997, with a final installment in the amount of the remaining unpaid principal balance hereof due and payable on September 1, 2012, together with interest on the unpaid principal amount hereof, from the date hereof until the principal amount hereof and accrued and unpaid interest hereon is paid in full, payable at such times and at such rates as interest is payable on the Issuer's Industrial Development Revenue Bonds (ELXSI Project) Series 1997 (the "Bonds"), as set forth in the Bonds and the Trust Indenture dated September 24, 1997 between the Issuer and SunTrust Bank, Central Florida, National Association, as trustee, and subject to adjustment as provided therein.

         This Promissory Note is the "Note" referred to in the Loan Agreement dated as of the date hereof (the "Loan Agreement"), between the Borrower and the Issuer and is entitled to the benefits thereof (including the security therefor) and is subject to the conditions thereof. Terms not otherwise defined herein shall have the definitions set forth in the Loan Agreement. This Note is secured, inter alia, by the collateral described in the Mortgage and the Security Agreement. Neither the Issuer nor any other holder of this Note shall be required to enforce payment hereof out of any collateral at any time securing this Note.

         Each payment of principal of and interest on this Note will be sufficient to enable the Issuer to pay when due the total amount of principal of (whether at maturity, upon acceleration or otherwise) and interest on the Bonds. To the extent that principal of or interest on the Bonds shall be paid, there shall be credited against the unpaid principal of or interest on this Note, as the case may be, an amount equal to the principal of or interest on such Bonds so paid. The principal of and interest on this Note are payable in immediately available funds of any coin or currency of the United States of America which on the respective dates of payment thereof shall be legal tender for the payment of public and private debts.


                            Exhibit "A" Page 1 of 3

         In addition, the Borrower agrees to pay in immediately available funds all other amounts at the time the Issuer may be required to pay the same pursuant to the Bonds or the Indenture.

         The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional without any defense, recoupment or right of setoff by reason of any default by the Issuer under the Loan Agreement or for any other reason.

         Upon the occurrence of an Event of Default specified in the Loan Agreement, the unpaid principal hereof and accrued interest and additional interest hereon may become forthwith due and payable as provided in the Loan Agreement, and in the event the Borrower shall fail to pay any amount required to be paid under this Note when due, the Borrower shall pay interest on such amount at the Overdue Rate.

         The Borrower may at its option at certain times and may under certain circumstances be required to prepay all or any part of the unpaid principal of this Note upon the terms provided in the Loan Agreement and with a prepayment premium as set forth therein. Upon a Determination of Taxability (during a period when this Note would otherwise bear interest at the Tax-Exempt Rate), the Borrower shall be required to make payments on this Note in the amounts provided in the Loan Agreement, including those required by Section 10.2 thereof, and from and after the Date of Taxability this Note shall bear interest at a rate per annum equal to the Taxable Rate.

         The Borrower hereby promises to pay all costs of collection, including reasonable attorneys' fees and disbursements, without regard to any statutory presumption, in the case of a default under this Note or the Loan Agreement. The Borrower hereby waives presentment, protest and notice of protest or dishonor.

         This Note shall be construed in accordance with the laws of the State of Florida.

                            Exhibit "A" Page 2 of 3

         IN WITNESS WHEREOF, the Borrower has executed this instrument as of the date first above written.

                                     ELXSI



                                     By:
                                        ----------------------------------------
                                     Name:    Alexander M. Milley
                                     Title:      President




                                     Attest:


                                     -------------------------------------------
                                     Name:    David Doolittle
                                     Title:      Vice President


                                     (CORPORATE SEAL)


                                   ENDORSEMENT

         Pay  to  the  order  of  SUNTRUST  BANK,   CENTRAL  FLORIDA,   NATIONAL
ASSOCIATION, as Trustee for the benefit of the Bondholder under the Trust Indenture dated as of September 24, 1997, between the Issuer and the Trustee, without recourse. This endorsement is given and made without any warranty as to the authority and genuineness of the signature of the maker of the foregoing Promissory Note.

         This 24th day of September, 1997.

                                  ORANGE COUNTY INDUSTRIAL
                                  DEVELOPMENT AUTHORITY


[SEAL]                            By:
                                     ---------------------------------
                                  Name:   David A. Winters
                                  Title:  Vice Chairman of the Orange County
                                          Industrial Development Authority

ATTEST:

----------------------------------------
Name:   Daniel A. Lynch
Title:  Secretary of the Orange County
        Industrial Development Authority

                            Exhibit "A" Page 3 of 3

                                   EXHIBIT "B"

                              The New Facility Site

         Lots 1 through 12, Block M and all of Block N lying North and West of Interstate 4, PLAT OF WOODHAVEN, as recorded in Plat Book J, Page 127, Public Records of Orange County, Florida.






                            Exhibit "A" Page 4 of 3

                                   EXHIBIT "C"

                           The Existing Facility Site